                                                                   EXHIBIT 10.11


NOTE: REDACTED PORTIONS HAVE BEEN MARKED WITH (***). THE REDACTED PORTIONS ARE SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.



              INTERACTIVE SERVICES AND EXCLUSIVE CHANNEL AGREEMENT

         This Interactive Services and Exclusive Channel Agreement (this "Agreement"), dated as of October 2, 1999, is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166, Travelocity Holdings, Inc., a Delaware corporation with its principal offices at 4200 Buckingham, MD 1310, Fort Worth, Texas 76155 ("Travelocity" or the "Interactive Content Provider" or "ICP") and Sabre Inc., a Delaware corporation with its principal offices at 4255 Amon Carter Boulevard, MD 4204, Fort Worth, Texas 76155. AOL and ICP are each referred to herein as a "Party" and collectively as the "Parties".

                                  INTRODUCTION

         AOL and ICP each desires that AOL provide access to the ICP Internet Site and ICP Programming (including the Res System) through the AOL Network, subject to the terms and conditions set forth in this Agreement. Defined terms used but not otherwise defined in this Agreement shall be as defined on Exhibit B attached hereto.

                                      TERMS

1.       CARRIAGE

         1.1 CARRIAGE AND PROMOTION. Subject to Section 2.5, beginning on the later to occur of the Launch Date and completion of Site and Content Preparation (as defined in Section 8.3), and continuing during the Initial Term of this Agreement, AOL shall provide ICP with the following, all as set forth on Exhibit A-1: (i) permanent positioning within the Service, (ii) promotions and navigational links to the Service from within the AOL Network, and (iii) banner advertising and search program(s) for the Service within the AOL Network. The matters described in the preceding sentence and on Exhibit A-1 and any other promotions provided by AOL to ICP shall be referred to as the "Promotions." Subject to ICP's reasonable approval, AOL will have the right to fulfill its promotional commitments with respect to any of the foregoing by providing ICP comparable promotional placements in appropriate alternative areas of the AOL Network. In addition, if AOL is unable to deliver any particular Promotion, AOL will work with ICP to provide ICP a comparable promotional placement. Except to the extent expressly described herein, the exact form, placement and nature of the Promotions shall be determined by AOL in its reasonable editorial discretion. In this regard, ICP may reasonably object to AOL's material changes, in which case the parties shall use good faith efforts to modify the specific form, placement, and/or nature of the specific Promotion in order to attempt to address and resolve such objection. ICP shall comply with the customization and co-branding requirements set forth in Section 6 and provide the Content set forth in the Programming Plan (as defined below). AOL's provision of Promotions in connection with any particular AOL Property shall be conditioned upon ICP's substantial compliance with the customization and co-branding requirements set forth in Section 6 and provision of the Content set forth in the Programming Plan for such AOL Property.

         1.2 LICENSE. During the Term, ICP hereby grants AOL a non-exclusive license to use, market, store, distribute, reproduce, display, communicate, perform, translate, adapt, transmit and promote the ICP Internet Site, the ICP Programming and the Licensed Content (or any portion of any of the foregoing) through the AOL Network as AOL may determine in its commercially reasonable discretion, including without limitation, the right to integrate Licensed Content on the AOL Network by creating links thereto, provided that any such link to any such Licensed Content shall present or contain an ICP Presence. If and to the extent ICP, in its reasonable, good faith commercial judgment [***] to the Content within any ICP Presence for any [***] then AOL shall, upon receipt of notice from ICP regarding such [***] such ICP Presence within [***] after receipt of such notice from ICP. During


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              the Term, ICP also grants AOL a non-exclusive license to use, license and sublicense any software (and all modifications and enhancements thereto) necessary for use of the ICP Internet Site and/or ICP Programming by AOL and/or AOL Members (the "ICP Software"). ICP acknowledges and agrees that AOL Members worldwide will have access to the ICP Internet Site, the ICP Programming, the Licensed Content, and the ICP Software under the licenses granted in this Section 1.2. During the Term, AOL Members shall have the right to access and use the ICP Internet Site and ICP Programming free of charge, other than standard fees and commissions associated with the travel reservations. Subject to such licenses, ICP retains all right, title to and interest in the Licensed Content and the ICP Software. Notwithstanding anything to the contrary in this Section 1.2 or elsewhere in this Agreement, AOL shall not focus its marketing and promotional efforts in respect of the ICP Internet Site, ICP Programming or Licensed Content in any geographic region outside the United States and Canada, and shall not specifically target any AOL Members or other persons or entities as customers or users of, or visitors to, the ICP Internet Site, ICP Programming or Licensed Content who reside outside the United States or Canada to receive Promotions that are designed for or targeted at geographic regions outside the United States or Canada.

         1.3 IMPRESSIONS TARGET. AOL shall provide ICP with at least [***] Impressions during the Initial Term from ICP Presences on the AOL Network, as set forth on Exhibit A-1 attached hereto (the "Impressions Target"), provided that (i) only screens that contain a link to any portion of the Service will count against the Impressions Target and (ii) to the extent technically feasible using AOL's then-current ad serving and measurement systems, only [***] shall be [***] the [***]. In the event that the Impressions Target is not met (or will not, in [***] reasonable judgment, be met) during the Term, then AOL shall not be deemed in breach of this Agreement, provided, that, in [***] either (a) the Initial Term shall be extended for up to six months without additional carriage fees (as contemplated in Section 4.1) payable by ICP until the Impressions Target is met, and/or (b) AOL shall, within the following six months, provide ICP with the remaining Impressions in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined by the parties) or (c) some combination thereof; provided, however, that if [***] elected to proceed under clause (a) above and the Impressions Target is not satisfied at the end of the six month period referred to in such clause (a), AOL's obligations under such clause (a) shall cease and AOL shall be required to provide the remaining Impressions under clause (b) within the following six month period, and provided, further, that ICP may, at its option, elect to forego such additional Impressions, in which case AOL's obligations under this Section
              1.3 shall be deemed satisfied. AOL shall have the right to provide such additional Impressions toward the Impressions Target from time to time during the Initial Term in the form of advertising space within the AOL Network of comparable value to the undelivered Impressions (as reasonably determined and agreed by the Parties).


2.       PROGRAMMING; MANAGEMENT; CROSS-PROMOTION

         2.1 CONTENT. The ICP Internet Site and ICP Programming shall consist of the Content described on the programming plan attached as Exhibit A-2 (the "Programming Plan") and shall not contain any pointers or links to any other area on or outside the AOL Network (including any other ICP Interactive Site), other than as expressly described on Exhibit A-2, without AOL's prior written consent. ICP will maintain the Core Systems and the Res System accessible through the ICP Internet Site and ICP Programming and will be responsible for arranging for the connection of the Res System to the Travel Systems (through the Core Systems). Upon AOL's reasonable request, to the extent technically and commercially feasible, ICP shall integrate into the ICP Internet Site and/or the ICP Programming (i) additional Content or services provided by AOL or a third party (including Travel Suppliers, as defined herein) including, without limitation, by integrating additional tools, functionality, features and/or applications into the Res System, and/or (ii) additional revenue generating inventory or



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              services, provided that ICP does not already offer commerce inventory at such time on the ICP Internet Site or ICP Programming that is comparable in all material respects to such additional commerce inventory. In connection with such integration, ICP shall, without limitation, (a) provide AOL and the applicable third party Content or service provider, to the extent technically and commercially feasible, with the appropriate booking modules and other necessary technology or assistance to integrate the Res System with the above-referenced Content, services or commerce inventory, as applicable and (b) display, in a mutually agreed upon format, branding and attribution for the third party provider of any integrated Content (including Travel Suppliers). Pages containing third party Content (including Travel Suppliers') hosted by such third party shall display such third party's branding as reasonably determined by AOL. ICP shall inform AOL of relevant search terms and terminology associated with popular areas and functionality within the ICP Internet Site and ICP Programming for AOL's promotional and Content integration purposes. The inclusion of any additional Content for distribution through the AOL Network (including, without limitation, any features, functionality or technology) not expressly described on Exhibit A-2 shall be subject to AOL's reasonable prior written approval.

         2.2  MANAGEMENT.

                 (a) Management. ICP shall design, create, edit, manage, review, update, host and maintain the ICP Internet Site, ICP Programming and the Licensed Content in a timely and professional manner and in accordance with the terms of this Agreement and shall keep the Licensed Content current, accurate and well-organized at all times. ICP shall provide, maintain and support the ICP Software and any hardware necessary to operate, maintain and support the ICP Software, the ICP Internet Site and ICP Programming. Except as specifically provided for herein, AOL shall have no obligations of any kind with respect to the ICP Internet Site or ICP Programming. ICP shall be responsible for hosting, and any hosting or communication costs associated with, the pages of the Service as described in Exhibit A-2 (including without limitation the ICP Internet Site) including, without limitation, the costs associated with any agreed-upon direct connections between the AOL Network and the ICP Internet Site or ICP Programming. ICP shall ensure that the Licensed Content within the ICP Internet Site and ICP Programming is substantially similar in all material respects to the Content distributed by ICP through any other ICP Interactive Site, including, without limitation, quality, breadth, depth, timeliness, functionality, features, prices of products and services and terms and conditions, except as otherwise expressly stated on Exhibit A, and subject to any limitations imposed by any ICP supplier (it being agreed that (i) any such limitation may not be imposed at ICP's direction and (ii) if an ICP supplier imposes any such limitation, ICP shall be required to make [***] such supplier that ICP be allowed to satisfy its obligations under this sentence (the matters referred to in clauses (i) and (ii) of this parenthetical being hereinafter referred to as the "ICP Supplier Limitation Standard")); provided that any specific changes in Content required hereby shall be subject to AOL's review and reasonable approval and the terms of this Agreement. In connection with the foregoing sentence, and to the extent commercially and technically feasible, ICP shall provide AOL with the opportunity to add any new Content developed by ICP into the Service as soon as such Content becomes generally available. To the extent such performance is within ICP's direct control (e.g., including pursuant to a relationship with an independent contractor), ICP shall use commercially reasonable best efforts to ensure that, on average, the ICP Internet Site and ICP Programming perform with respect to page size, loading speed and download time, at least equal to the performance of the remainder of the Service. ICP's management of the ICP Internet Site and ICP Programming (including the Res System) shall also be subject to the obligations set forth in subsection (b) below and Exhibits E and F, subject to limitations imposed by ICP's suppliers and to the extent such performance is within ICP's direct control (it being agreed that the ICP Supplier Limitation Standard shall be satisfied).



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                 (b) Performance Standards. Except as provided in this Agreement or otherwise mutually agreed, ICP shall use its commercially reasonable best efforts to comply with the performance standards (the "Performance Standards") set forth in Exhibit E, including, without limitation, with respect to the ICP Programming and ICP Internet Site, as well as complying with AOL's then current reasonable applicable commercial specifications and guidelines. To the extent Performance Standards are not established for any portion of the Licensed Content or services provided by ICP hereunder, ICP will use its commercially reasonable best efforts to provide such Licensed Content or perform such services at a level of accuracy, quality, completeness, and responsiveness which meets or exceeds prevailing industry standards. Upon any discovery by ICP, or receipt by ICP of written notice by AOL, of failure by ICP to meet a Performance Standard, (a) ICP shall promptly investigate the failure and inform AOL in writing of such failure and the "root causes" thereof (to the extent they can be determined) no later than five (5) business days after ICP discovers the failure or receives such written notice by AOL, (b) ICP shall develop an action plan for remedying the failure within five (5) business days thereafter with consultation from AOL, and (c) within thirty (30) days of development of such action plan, ICP shall fully institute such plan and reach compliance with the applicable Performance Standard. In the event ICP has not complied with the Performance Standard at the end of such 30-day period, then upon written notice to ICP, AOL may (in addition to any other available remedies) decrease or cease the promotion, exclusivity and/or other commitments AOL provides to ICP hereunder, in which event AOL will be relieved of the proportionate amount of any promotional commitment made to ICP by AOL hereunder corresponding to such decrease in promotion and all revenue threshold(s) set forth in Section 4 will each be adjusted proportionately to correspond to any decrease in promotion and other obligations. AOL may, in its sole but reasonable discretion, enter into agreements with third parties to provide products or services sufficient to cure ICP's failure to comply with the Performance Standards, provided that AOL shall [***]: (i) so that any such substitute or replacement products or services are [***] to cure ICP's failure to comply with such Performance Standard and (ii) to ensure that the term of any such agreement shall be as [***] to the [***] that ICP and AOL shall mutually agree in good faith will be [***] remedy ICP's failure to comply with the Performance Standards; and provided, further, that where ICP's failure to comply with such Performance
                     Standard materially and negatively impacts the AOL Member experience, then AOL may take any such action with respect to cessation or reduction of the promotion or distribution of the ICP Internet Site and/or ICP Programming referred to in the preceding sentence at any time prior to or after the expiration of such 30-day period until such noncompliance is corrected. In addition, if ICP fails to comply with any material term of this Agreement other than a Performance Standard, including without limitation ICP's promotional obligations under Section 2.4, then upon written notice to ICP, AOL will have the right (in addition to any other available remedies) to decrease or cease the promotion or any other contractual obligations of AOL hereunder until such time as ICP corrects its non-compliance, in which event during such period of non-compliance AOL will be relieved of the proportionate amount of any promotional commitment made to ICP by AOL hereunder directly corresponding to such decrease in promotion and the relevant revenue threshold(s) set forth in Section 4 will, as appropriate, be adjusted proportionately to correspond to any decrease in promotion and other obligations during such period of non-compliance. Notwithstanding the foregoing, if Performance Standards or other ICP obligations are not met by ICP because of (a) breaches by AOL of its obligations under this Agreement; (b) conditions in the AOL Network for which ICP is not responsible and has expended commercially reasonable efforts to address; or (c) a Force Majeure Event, then such non-compliance shall not be deemed a Dispute and ICP shall be excused from the Performance Standards or such other ICP obligations for as long as such condition exists



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                     (provided, however, that in the case of a Force Majeure
                     Event, AOL will have its rights set forth in the two preceding sentences).

                 (c) Management Team. The Parties shall designate a management team comprised of representatives from ICP and AOL to implement the ICP Internet Site and ICP Programming on the AOL Network, develop annual design and implementation plans, and determine annual budgets therefor. In addition, the management team will work to maximize revenue (including Advertising Revenue and Commissions) by coordinating advertising sales programs. Each of ICP and AOL will specifically evaluate its respective representatives on the management team and compare their performance to the performance of the Parties objectives (i.e., maximizing Advertising Revenues and Commissions). In addition, a steering committee made up of one executive of ICP and one executive of AOL will oversee the management team and will approve annual designs and budgets, and will be responsible for addressing issues arising out of the management team.

         2.3 LOWEST PRICE COMMITMENT; SPECIAL OFFERS. ICP shall ensure that the prices for Products offered to AOL Members through the ICP Internet Site and ICP Programming do not exceed prices for substantially similar Products offered by or on behalf of ICP through any other ICP Interactive Site, and all products and services offered on any ICP Interactive Site shall be made available to AOL Members as Products hereunder, where technically feasible; provided, however, that the foregoing commitments are subject to the limitations imposed by ICP's suppliers (it being agreed that the ICP Supplier Limitation Standard shall be satisfied). In addition, ICP shall, at all times, promote through the ICP Internet Site and ICP Programming at least one exclusive special offer to AOL Members (the "Special Offers"). The Special Offers made available by ICP to AOL Members shall provide a meaningful member benefit to AOL Members, such as discounted fares, free upgrades or other price discounts, product enhancements, unique service benefits or other special features. ICP shall provide AOL with reasonable prior notice of Special Offers so that AOL can market the availability of such Special Offers in the manner AOL deems appropriate in its editorial discretion. ICP and AOL will regularly work together to create other effective and mutually agreeable promotions for AOL Members. AOL may negotiate special and promotional offers to be made to AOL Members by third parties (other than ICP Competitors) and ICP shall use commercially reasonable best efforts to implement and integrate into the ICP Internet Site and ICP Programming any special or promotional offers made by such third parties to AOL Members, including by using commercially reasonable best efforts to permit such third party offers to be booked through the Res System, to the extent applicable and provided that ICP receives a commission for such services at its standard percentage rates based on the actual price charged for such offer. At AOL's reasonable request, the reservations main pages within the ICP Internet Site and ICP Programming shall incorporate a "bargains" or "specials" link that links to an area promoting all special and promotional offers within the Service by ICP, AOL and/or such third parties.

         2.4. CROSS-PROMOTION.

              2.4.1. COOPERATION. Each Party shall cooperate with and reasonably assist the other Party in supplying material for marketing and promotional activities in connection with this Agreement.

              2.4.2. INTERACTIVE SITE. (a) [***] promotional buttons on the
                     www.travelocity.com or any successor site, ICP shall include an AOL promotional button (the "AOL Promos") appearing on such site no less prominently than the button of any other Interactive Service, to promote such AOL products or services as AOL may designate (for example, the America Online brand service, the CompuServe brand service, the AOL.com site, the Digital City services or the AOL Instant Messenger service). AOL will provide the creative Content to be used in the AOL Promos. ICP shall post (or update, as the case



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                     may be) the creative Content supplied by AOL within the
                     spaces for the AOL Promos within five days of its receipt of such Content from AOL. Without limiting any other reporting obligations of the Parties contained herein, ICP shall provide AOL with monthly written reports specifying the number of impressions to the pages containing the AOL Promos during the prior month. In the event that AOL elects to serve the AOL Promos on the www.travelocity.com or any successor site from an ad server controlled by AOL or its agent, ICP shall take all reasonable operational steps necessary to facilitate such ad serving arrangement, including, without limitation, inserting HTML code designated by AOL on the pages of the www.travelocity.com or any successor site on which the AOL Promos will appear and sizing the AOL Promo to the correct size for AOL's server (90x30 pixels or 70x70 pixels).

                     (b) To the extent that ICP chooses to provide additional tools and technology for www.travelocity.com or any successor site, ICP shall provide AOL with the opportunity to provide such tools and technology for www.travelocity.com or any such successor site and the parties will negotiate in good faith to reach an agreement within ten (10) business days on the material terms thereof, provided, however, that neither party shall be under any obligation to reach agreement with respect to the provision of such additional tools or technology.

              2.4.3. OTHER MEDIA. In ICP's television, radio, print and "out of home" (e.g., buses and billboards, point of purchase and other "place-based" promotions) advertisements and in any publications, programs, features or other forms of media over which ICP exercises [***] editorial control, ICP will, commencing upon the later of (x) the Launch Date and (y) the date of completion of Site and Content Preparation (as defined in Section 8.3), in conjunction with its domestic U.S. advertising, use Promotional Efforts (as defined below) to include specific references or mentions (orally where possible) of the availability of the ICP Internet Site through the AOL Properties. Except when prevented by the circumstances set forth under clauses (a) - (d) of the definition of Promotional Efforts below, ICP will include with the listing, mention, reference or display of or navigation to the "URL" for any ICP Interactive Site a reasonably equivalent listing of the "keyword" term on AOL for the ICP Internet Site, which listing shall conform to the keyword guidelines attached hereto as Exhibit G, and which shall be displayed in a manner no less prominent than any other similar promotion. All such references or mentions of AOL, and the use of AOL's trademarks, trade names and service marks in connection therewith, shall be in accordance with Section II of Exhibit C. For purposes of this Section 2.4.3, "Promotional Efforts" shall mean that ICP shall include such listings, mentions or references in all of its advertising but may exclude such listings, mentions or references (a) in trade shows and trade advertising, (b) where it is commercially or technically infeasible or infeasible due to material time and space limitations (provided, that this exception shall not permit ICP to exclude such listings, mentions or references solely for creative reasons), (c) where ICP is advertising solely Content that is not available (and is not required hereunder to be made available) through the ICP Internet Site and/or ICP Programming, and (d) where ICP is not permitted to include them as a result of an arrangement, including any co-op arrangement, with a third party entered into in good faith in which ICP does not have primary control over the content of the advertisement (e.g., a joint promotion with American Airlines in which American Airlines refuses to permit any such listing, mention or reference).

              2.4.4. PREFERRED ACCESS PROVIDER. ICP shall not promote any
                     Interactive Service as the preferred access provider through which a user can access ICP's travel services (and ICP



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                     shall not implement or authorize any other promotions on
                     behalf of any third parties which are inconsistent with the foregoing); provided, however that nothing herein shall limit ICP's right to promote any other Interactive Service as a means through which a user can access ICP's travel services; provided, further, that nothing herein shall prevent ICP from promoting AOL as its preferred access provider if ICP shall elect, in its sole discretion, to do so.

         2.5 OEM ALTERNATIVE. If (i) ICP exercises its right under Section 4.3 to convert to the OEM alternative (the "OEM Alternative") or (ii) AOL elects to extend this Agreement in accordance with Section 8.1 by converting to the OEM Alternative (and during any subsequent extension thereof), the following provisions shall apply:

              2.5.1 CONTINUATION OF SERVICE. Except as expressly provided otherwise in this Section 2.5, following the date of effectiveness of the OEM Alternative (the "OEM Effective Date"), ICP shall (i) continue to provide, maintain and operate the Res System and (ii) provide, maintain and operate (x) the ICP Internet Site (but, with respect to Licensed Content thereon, only OEM Licensed Content (as hereinafter defined)), (y) the ICP Programming (but, with respect to Licensed Content therein, only OEM Licensed Content) and (z) all Licensed Content except such Licensed Content that AOL elects in its discretion not to license ("OEM Licensed Content") to, for and through the AOL Network in accordance with the terms of this Agreement (the matters referred to in clauses (i) and (ii) above being hereinafter collectively referred to as the "OEM Full Package").

              2.5.2 AOL CARRIAGE AND PROMOTIONAL OBLIGATIONS. Following the OEM Effective Date and throughout the Term, AOL shall continue to (i) promote the Service as an integral part of its programming offerings throughout the AOL Properties and
                     (ii) provide ICP with permanent positioning within the Service which positioning is readily accessible to AOL Members. AOL shall be relieved of all other obligations contained in this Agreement in respect of carriage, promotions and Impressions.

              2.5.3 EXCLUSIVITY FOLLOWING OEM EFFECTIVE DATE. Upon the OEM Effective Date, the exclusivity provisions of Sections 3.1 and the right of first offer provisions of Section 3.2 shall terminate except that AOL shall not permit any Advertising or any Content of any ICP Competitor to appear or be presented upon any pages hosted by ICP within the Service, except to the extent AOL is permitted pursuant to Sections 3.1(a)(3), 3.1(b), 3.1(e) or 3.2 to do so prior to the OEM Effective Date; provided, however, that AOL may, in its sole discretion, elect, pursuant to Section 8.1, to continue to be bound by all of the exclusivity provisions of Sections 3.1 and 3.2 after the OEM Effective Date.

              2.5.4 REVISED ADVERTISING AND COMMISSION REVENUE ALLOCATION. Upon the OEM Effective Date, (i) ICP's obligations under Sections 4.1 and 4.2.2 and (ii) AOL's obligations under
                     Section 4.2 shall cease, provided that neither party shall be relieved of its obligations to the other party in respect of periods ending on or prior to the OEM Effective Date. In addition, each party shall be relieved of its obligations under Sections 4.4, 4.9 and 4.11. Following the OEM Effective Date: (i) ICP shall be entitled to (x) [***]% of the Commissions and (y) [***]% of all Advertising Revenue derived from pages containing only OEM Licensed Content; and (ii) AOL shall be entitled to all other Advertising Revenue.

              2.5.5 TERMINATION OF PROMOTIONAL AND RELATED OBLIGATIONS. Upon the OEM Effective Date, ICP shall be relieved of its obligations under Section 2.4, provided that ICP thereafter



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                     during the Term shall continue to have the right in its
                     sole discretion, but not the obligation, to continue to use the "keyword" term on AOL for the ICP Internet Site, ICP Programming and OEM Licensed Content in accordance with the keyword guidelines attached hereto as Exhibit G.

              2.5.6 TERMINATION OF CERTAIN CONTENT AND PERFORMANCE RIGHTS AND OBLIGATIONS. If, following the OEM Effective Date AOL shall request, pursuant to Section 2.1, that ICP undertake (or cause to be undertaken by any ICP affiliate or independent contractor) any work in order to integrate any additional Content or services into the ICP Internet Site and/or the ICP Programming, AOL shall at its option, either (i) promptly reimburse ICP for ICP's actual, all in, cost of performing (or causing to be performed) such work (including allocable costs of hardware, software, labor, overhead and depreciation as determined in accordance with then current audit principles) with the exception of minor or incidental changes, plus a margin of [***]% of such actual, all in cost, provided, however, that ICP shall, as promptly as practicable after such a request by AOL, provide AOL with a good faith estimate of such actual, all in cost, or (ii) pay to ICP, in accordance with Section 4.5, [***]% of all Advertising Revenue from Advertising appearing on pages containing any such additional Content. Upon the OEM Effective Date, ICP shall only be required to use commercially reasonable best efforts to satisfy its obligations under Section 2.2.

              2.5.7 REVISIONS TO OEM LICENSED CONTENT. Upon any request by AOL on or after the OEM Effective Date, (i) ICP shall remove any ICP or other branding and attribution from within the OEM Licensed Content and (ii) AOL may request alterations to the user interface of the ICP Internet Site, ICP Programming, the Res System and OEM Licensed Content and ICP shall perform such work if it is commercially and technically feasible to do so. AOL shall promptly reimburse ICP for ICP's actual, all in, cost of performing (or causing to be performed) such work (including allocable costs of hardware, software, labor, overhead and depreciation as determined in accordance with then current audit principles) with the exception of minor or incidental changes, plus a margin of [***]% of such actual, all in, cost; provided, however, that ICP shall, as promptly as practicable after such a request by AOL, provide AOL with a good faith estimate of such actual, all in cost.

              2.5.8 TERM. If ICP exercises its rights under Section 4.3 to convert to the OEM Alternative, AOL shall have the right to terminate this Agreement (i) upon thirty (30) days prior written notice to ICP pursuant to Section 4.3, or (ii) thereafter by written notice to ICP not less than thirty
                     (30) days prior to the expiration of any Contract Year during the Initial Term. This Agreement and the OEM Alternative shall terminate upon the expiration of the Initial Term, provided that if AOL elects, upon the expiration or termination of the Initial Term, to extend this Agreement in accordance with Section 8.1 or 8.2 by converting to the OEM Alternative, this Agreement shall be extended in accordance with Section 8.1, and subject to further extension, in accordance with Section 8.1. In either event, both ICP and AOL shall retain their rights to terminate this Agreement in accordance with Section 8.2.

              2.5.9 CONTINUED EFFECTIVENESS OF AGREEMENT. Except to the extent expressly provided in this Section 2.5, following the OEM Effective Date, this Agreement shall remain in full force and effect.

3.       PREMIER STATUS

         3.1 EXCLUSIVITY. AOL agrees that beginning on (i) the later of the Launch Date and completion of Site and Content Preparation, ICP shall be prominently positioned on the AOL Properties and the Service as set forth in the Programming Plan, (ii) the Merger Date, the Res System shall, subject to paragraphs (a) through (e) and Section 3.2 below and the continuing availability on the AOL Properties of the Preview Reservations Engine pursuant to the Preview Agreement, be the exclusive Reservations Engine for all travel-related services, including, but not limited to, air, car, hotel, Vacation Packages and Cruises within the AOL Properties and the Service and (iii) the Merger Date, AOL shall not, subject to paragraphs (a) through (e) and Section 3.2 below, promote or market the travel-related products or services of any ICP Competitor within the AOL Properties and the Service. AOL will use its commercially reasonable best efforts to ensure that all of its agreements or arrangements with [***] for promotion, marketing, distribution or carriage on the AOL Properties entered into beginning on the date of execution of this Agreement [***] a provision [***] promoting an ICP Competitor on any of the AOL Properties [***] AOL is [***] promoting an ICP Competitor under this Section 3. In addition, notwithstanding the foregoing exclusivity, no provision of this Agreement shall limit AOL's ability (on or off the AOL Properties except as provided in paragraph (c) below) to:

                   (a) promote, market or distribute:

                       (1)  [***];

                       (2)  [***], AND

                       (3)  [***]; or

                       (4)  [***].

                   (b) subject to Section 4.2, sell Advertising, including
                       standard placements in any shopping area or channel, to any Travel Suppliers (IT BEING AGREED THAT THE TWO CLICK REQUIREMENT SHALL NOT APPLY TO A TRAVEL SUPPLIER'S OWN RESERVATIONS ENGINE OR A RESERVATIONS ENGINE PROVIDED TO A TRAVEL SUPPLIER BY A THIRD PARTY CONTRACTOR);

                   (c) enter into an agreement with any third party for the
                       primary purpose of acquiring new AOL Members pursuant to which such third party is allowed to promote or market products or services off the AOL Properties in a co-branded or "private label" environment solely to AOL Members that are acquired as a result of such agreement;

                   (d) create editorial commentary or contextual links, such as news stories, editorial features, stock quotes or search results, relating to any travel-related company, including ICP Competitors, Travel Suppliers and Ancillary Service Providers, provided that AOL shall not [***] any [***] in any [***] any such [***] creating or presenting any such editorial commentary or contextual links; or

                   (e) undertake activities or perform duties pursuant to: (i)
                       existing agreements between: (x) AOL and any travel-related interactive content or service provider (whether an ICP Competitor or not) other than Travel Suppliers, pursuant to which such travel-related interactive content or service provider makes a Reservations Engine available on any AOL Property or the Service or (y) between AOL and any ICP Competitor pursuant to which such ICP Competitor promotes travel-related Content on any AOL Property or the Service, provided that all such material existing agreements, described in clauses (x) and (y) above, of which [***] are

                       [***] this Agreement, which [***] each such [***] and the [***] and [***] of each such [***]; or (ii) any agreements to which AOL becomes a party subsequent to the Merger Date as a result of a merger, acquisition or other similar transaction; provided, that (x) nothing in this paragraph (e)(ii) shall relieve AOL of its obligation to comply with the exclusivity provisions set forth in the first paragraph of this Section 3.1, and (y) after the Merger Date AOL may not extend or consent to the extension of the term of any such arrangements without the prior written consent of ICP. "Knowledge" means, for purposes of this Section 3.1(e), the knowledge of any of the officers or employees of AOL, after due inquiry.

                  Subject to Section 3.1(a) above, ICP acknowledges that AOL does not and cannot guarantee that AOL Members will not be able to access alternative Reservations Engines through the AOL Properties (e.g., using an Internet browser).

         3.2 ANCILLARY SERVICE PROVIDERS. ICP's exclusivity (INCLUDING ANY "TWO CLICK REQUIREMENT") does not apply to Ancillary Services (as defined below); provided, however, that AOL shall not enter into any agreement or arrangement with any person or entity other than a Travel Supplier for the provision by such person or entity primarily of Ancillary Services (an "Ancillary Service Provider") unless AOL first provides ICP with the opportunity to provide such Ancillary Service and the Parties, after good faith negotiations, fail to reach agreement within ten (10) business days on the material terms pursuant to which ICP shall provide such Ancillary Service; provided, however, that neither party shall be under any obligation to reach agreement with respect to ICP providing such Ancillary Services. Any arrangement or agreement between AOL and any Ancillary Service Provider shall be non-exclusive (i.e., shall permit AOL to enter into agreements and arrangements with other parties (including ICP) to provide the same or a similar Ancillary Service). Any Ancillary Service provided by any Ancillary Service Provider (other than ICP) shall be integrated in the Service as a clear secondary alternative to the Res System. "Ancillary Service" shall mean a service for which AOL provides contextually integrated commerce placements (i.e., permanent promotional placements for purposes of securing bookings for or through the Ancillary Services) within the Service that relates to primarily travel auction services, primarily travel-related consolidation services or primarily travel-related time share services, in each case through which travel can be booked, or to primarily travel-related classifieds. All of AOL's agreements with Ancillary Service Providers in respect of an Ancillary Service which require AOL to provide such Ancillary Service Provider with contextually integrated commerce placements within the Service [***].

4.       PAYMENT; REPORTING

         4.1 PAYMENTS. ICP shall pay AOL Two Hundred Million Dollars ($200,000,000), subject to and in accordance with the following provisions:

              4.1.1. Technology License. ICP shall pay AOL a non-refundable guaranteed payment of Ten Million Dollars ($10,000,000) on the Merger Date for the technology license being granted by AOL to ICP for certain AOL Tools pursuant to this Agreement.

              4.1.2. Trademark License. ICP shall pay AOL a payment of [***] for the trademark license being granted by AOL to ICP pursuant to this Agreement, which amount shall be paid as follows:
                     (a) a non-refundable guaranteed payment of $2,500,000 on the Merger Date and (b) [***] on or before thirty (30) days prior to each of the dates that are twelve (12) months, eighteen (18) months, twenty-four (24) months, thirty (30) months, thirty-six (36) months and forty-two (42) months, respectively, from the Launch Date, all of which payments shall be non-refundable except such payments totaling [***].

              4.1.3. Carriage Payments. ICP shall pay AOL in respect of the carriage, exclusivity, premier status, and other rights and benefits afforded ICP hereunder, the following amounts:

                  Contract Year 1: a non-refundable guaranteed payment
                                   of Twenty-Seven Million Five Hundred Thousand Dollars ($27,500,000) on the Merger Date.

                  Contract Year 2: a non-refundable payment of [***]),
                                   which amount shall be paid in two equal
                                   installments on or before thirty (30) days prior to each of the dates that are twelve
                                   (12) months and eighteen (18) months,
                                   respectively, from the Launch Date.

                  Contract Year 3: a non-refundable payment of [***],
                                   which amount shall be paid in two equal
                                   installments on or before thirty (30) days prior to each of the dates that are twenty-four (24) months and thirty (30) months, respectively, from the Launch Date.

                  Contract Year 4: a non-refundable payment of [***],
                                   which amount shall be paid in two equal
                                   installments on or before thirty (30) days prior to each of the dates that are thirty-six (36) months and forty-two (42) months, respectively, from the Launch Date.

                  Contract Year 5: a payment of [***], which amount
                                   shall be paid as follows:

                                   (a) a [***] (in accordance with Section 4.3) payment of [***] to be prepaid as follows: (1) [***] on or before thirty
                                        (30) days prior to each of the dates
                                        that are twelve (12) months and eighteen
                                        (18) months, respectively, from the
                                        Launch Date (collectively, the "First
                                        Prepayment"); (2) [***] on or before
                                        thirty (30) days prior to each of the
                                        dates that are twenty-four (24) months
                                        and thirty (30) months, respectively,
                                        from the Launch Date (collectively, the
                                        "Second Prepayment"); and (3) [***] on
                                        or before thirty (30) days prior to each of the dates that are thirty-six (36) months and forty-two (42) months, respectively, from the Launch Date (collectively, the "Third Prepayment"). Each of the First Prepayment, Second Prepayment and Third Prepayment are designated as [***] against

                                        [***] payments and are specifically
                                        [***] in accordance with Section [***]
                                        if this Agreement is converted to the
                                        OEM Alternative (i.e., if ICP elects to
                                        convert to the OEM Alternative and such
                                        election is not properly nullified in
                                        accordance with Section 4.3) pursuant to
                                        Section 4.3 or if AOL terminates this
                                        Agreement pursuant to Section 4.3 after
                                        ICP elects to convert this Agreement to
                                        the OEM Alternative.

                                   (b) a non-refundable payment of [***], to be paid in two equal installments on or before thirty (30) days prior to each of the dates that are forty-eight (48) months and fifty-four (54) months, respectively, from the Launch Date.

         4.2  ICP ADVERTISING REVENUE AND COMMISSIONS SHARE.

              4.2.1 Within thirty (30) days after the end of each quarter during each Contract Year, AOL shall pay ICP [***]%) of all Advertising Revenues collected by AOL during such quarter from sales of:

                     (i)  Advertising placed on pages within the Service;
                     (ii) Advertising placed on pages within the AOL Properties on which the Res System or the ICP Programming or any portion thereof is integrated (as opposed to linked to from or promoted on);
                     (iii) Advertising to Qualified Travel Suppliers placed on
                          pages outside of the Service but within the AOL Properties; and
                     (iv) Advertising to Ancillary Service Providers placed on
                          pages outside of the Service but within the AOL Properties.

                     Notwithstanding the foregoing, if Advertising Revenues for such Contract Year plus any Elected Payments, in the aggregate, exceed the Advertising Revenues Hurdle applicable to such Contract Year, AOL shall pay ICP with respect to Advertising Revenues attributed to the remainder of such Contract Year in excess of such Advertising Revenue
                     Hurdle:

                     (i) [***] percent ([***]%) of Advertising Revenues collected by AOL from sales of Advertising placed on pages within the Service;
                     (ii) [***] percent ([***]%) of Advertising Revenues
                          collected by AOL from sales of Advertising placed on pages within the AOL Properties on which the Res System and/or ICP Programming is integrated (as opposed to in linked to from or promoted on);
                     (iii) [***] percent ([***]%) of Advertising Revenues
                          collected by AOL from the sale to Qualified Travel Suppliers of Advertising outside of the Service but within the AOL Properties; and
                     (iv) [***] percent ([***]%) of Advertising Revenues
                          collected by AOL from sales of Advertising to Ancillary Service Providers placed on pages outside of the Service but within the AOL Properties.

                     AOL shall have the right, at any time, from time to time, and in its sole discretion (except as provided in the following provision), to pay ICP Elected Payments; provided, however, that AOL may not make an Elected Payment with respect to the Advertising Revenue Hurdle applicable to the fourth Contract Year without ICP's prior written consent (which ICP may grant or withhold in its sole discretion) if and to the extent that Advertising Revenues for the fourth Contract Year are less than [***]% of the Advertising Revenue Hurdle set forth below for the fourth Contract Year. "Elected Payments" shall mean those amounts that AOL pays to ICP for the purpose of satisfying an Advertising Revenue Hurdle and/or the Cumulative OEM Hurdle Amount in excess of Advertising Revenues.

                     "Advertising Revenue Hurdle" shall mean, for each corresponding Contract Year, the amount set forth below opposite such Contract Year:

                     First Contract Year:   $[***]
                     Second Contract Year:  $[***]
                     Third Contract Year:   $[***]
                     Fourth Contract Year:  $[***]
                     Fifth Contract Year:   $[***]

              4.2.2 Subject to Section 2.5.4, during each Contract Year, ICP shall pay AOL [***] percent ([***]%) of Commissions for such Contract Year.

         4.3 OEM HURDLES. On or before each of the dates (each, a "Review Date") which are sixty (60) days prior to the last day of the second, third and fourth Contract Years, respectively, if the total Advertising Revenues during the Term plus the aggregate amount of all Elected Payments made during the Term plus AOL's good faith projection of the Advertising Revenues for the fourth quarter of such Contract Year (collectively, the "Projected Ad Revenues and Elected Payments") do not equal or exceed the Cumulative OEM Hurdle Amount (as defined below) required to be achieved by the last day of such Contract Year, then ICP shall have the right, by giving AOL written notice within thirty (30) days after such Review Date, to convert this Agreement into the OEM Alternative as described in Section 2.5. Notwithstanding the foregoing, any such election by ICP shall be nullified, and this Agreement shall not convert to the OEM Alternative, if, prior to the expiration of such Contract Year, either (a) the actual Advertising Revenues during the Term plus Elected Payments made during the Term equal or exceed the Cumulative OEM Hurdle Amount required to be achieved by the last day of such Contract Year; or
              (b) AOL pays ICP the shortfall between Advertising Revenues during the Term plus Elected Payments paid to ICP during the Term and the Cumulative OEM Hurdle Amount for such Contract Year; provided, however, that AOL may not make an Elected Payment with respect to the Cumulative OEM Hurdle Amount for the fourth Contract Year without ICP's prior written consent (which ICP may grant or withhold in its sole discretion) if and to the extent that Advertising Revenues during the Term plus Elected Payments paid to ICP prior to the last day of the fourth Contract Year are less than [***]% of the Cumulative OEM Hurdle Amount required to be achieved by the last day of such Contract Year. If ICP elects to convert this Agreement into the OEM Alternative, and such election is not nullified pursuant to the preceding sentence, then AOL shall have the right, at its option, to terminate this Agreement by giving ICP written notice by the later of (i) thirty (30) days following such election by ICP or (ii) the last day of the applicable Contract Year.

                  "Cumulative OEM Hurdle Amount" shall mean, as of the last day of each corresponding Contract Year, the amount set forth below opposite such Contract Year:

                           Second Contract Year:     $[***]
                           Third Contract Year:      $[***]
                           Fourth Contract Year:     $[***]

              In the event this Agreement is converted to the OEM Alternative pursuant to this Section 4.3 or if AOL terminates this Agreement pursuant to this Section 4.3, AOL shall [***] to ICP (I) [***] plus the [***] if such conversion to the OEM Alternative occurred with respect to the first Review Date, (II) [***] plus the [***] and [***] if such conversion to the OEM Alternative occurred with respect to the second Review Date, or (III) [***] plus the [***] if such conversion to the OEM Alternative occurred with respect to the third Review Date. Such refunds shall be paid by AOL within thirty (30) days after the conversion to the OEM Alternative or the date of termination.

         4.4 ADDITIONAL REVENUE STREAMS. In the event ICP receives or desires to receive, directly or indirectly, any compensation in connection with the Service (other than Advertising Revenues and Commissions) or otherwise restructures the nature of its transactions with AOL Users (e.g., establishment of club memberships or conducting auctions) (collectively, "Additional Revenues"), ICP shall promptly inform AOL in writing and the Parties shall negotiate in good faith regarding the equitable portion of such Additional Revenues that shall be shared with AOL. Any portion shared with AOL shall, at a minimum, satisfy the Parties' joint goal that AOL receive its equitable share of revenues generated by ICP (including any new or incremental revenues) in connection with the Service. If the Parties cannot, after negotiating in good faith with each other, reach an agreement regarding Additional Revenues for a period of thirty (30) days after ICP's request to negotiate, ICP shall not be permitted to collect such Additional Revenues or restructure the nature of its transactions with AOL Users.

         4.5 PAYMENT SCHEDULE. Except as otherwise specified herein, each Party agrees to pay the other Party all amounts received and owed to such other Party as described herein on a quarterly basis within [***] days following the end of the quarter in which such amounts were collected by such Party. The first quarter for which payment is to be made shall begin on the Launch Date.

         4.6 WIRED PAYMENTS. All payments by ICP hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "America Online" account, Account Number [***] at the [***], 1 [***], New York, New York 10081 ([***]), or such other account of which AOL shall give ICP written notice. All payments by AOL hereunder shall be paid in immediately available, non-refundable U.S. funds wired to the "Sabre Inc." account, Account Number [***] at Citibank NA, 399 Park Avenue, New York, New York 10081 (ABA:
              [***]), or such other account of which ICP shall give AOL written notice.

         4.7 SALES REPORTS. ICP shall provide AOL in an automated manner with a monthly report accompanying the payments to be made pursuant to this Section 4 (as applicable) in a mutually agreeable format consistent with the reports provided to AOL by its other interactive content providers, detailing the following activity in such period (and any other information mutually agreed upon by the Parties or reasonably necessary for measuring revenue activity by ICP through the ICP Internet Site and ICP Programming):
              Commissions, Additional Revenues, Overrides, number of profiles created, transactions by type (air, hotel, car) and by source (Travel Channel, AOL.com, other channels), chargebacks and credits for returned or cancelled goods or services (and, where possible, an explanation of the type of reason therefor, e.g., bad credit card information, poor customer service, etc.), and credit card processing fees charged and/or collected by the credit card issuer. AOL will be entitled to use the Sales Reports in its business operations, subject to the terms of this Agreement, and AOL acknowledges that such reports may contain Confidential Information as defined herein.

         4.8 FRAUDULENT TRANSACTIONS. To the extent permitted by applicable laws, ICP shall provide AOL with a prompt report of any fraudulent order, including the date, screenname and amount associated with such order, following ICP obtaining knowledge that the order is, in fact, fraudulent.

         4.9 AOL USAGE REPORTING. AOL shall make available to ICP a monthly report specifying for the prior month aggregate usage and Impressions with respect to ICP's presence on the AOL Network, which are similar in substance and form to the reports provided by AOL to other content partners similar to ICP.

         4.10 ICP INTERNET SITE REPORTING. If and to the extent ICP otherwise collects and processes the following data regarding impressions by AOL Members, ICP will supply AOL with monthly reports which reflect total impressions by AOL Members to the ICP Internet Site during the prior month, the number of and dollar value associated with the transactions involving AOL Users and any registration information obtained from AOL Members at the ICP Internet Site during the period in question. ICP represents that all URLs related to the ICP Internet Site are listed on Exhibit A-2 and ICP shall provide AOL with an update of such list promptly upon any change thereto.

         4.11 PROMOTIONAL COMMITMENTS. ICP shall provide to AOL a monthly report documenting its compliance with any promotional commitments it has undertaken pursuant to this Agreement in the form attached as Exhibit D hereto, and ICP shall provide AOL with "click-through" data with respect to the promotions specified in Section 2.4.

         4.12 MONTHLY REPORTS. AOL shall provide to ICP a monthly written report of all Advertising Revenues as of the end of the preceding month, which report shall specify, among other information, the total amount of Advertising Revenues for such preceding month, and the year-to-date total amount of Advertising Revenues. ICP will be entitled to use such reports in its business operations, subject to the terms of this Agreement, and ICP acknowledges that such reports may contain Confidential Information as defined herein.

5.       ADVERTISING AND MERCHANDISING

         5.1 ADVERTISING SALES. AOL owns all right, title and interest in and to the advertising and promotional spaces within the AOL Network (including, without limitation, advertising and promotional spaces on any AOL forms or pages preceding or framing the ICP Internet Site or ICP Programming and any AOL pages on which ICP Programming resides). The specific advertising inventory within any such AOL forms or pages shall be as reasonably determined by AOL. AOL shall have the exclusive right to license or sell Advertisements in and through the Service (including the ICP Internet Site and ICP Programming) subject to payments due to ICP from AOL in accordance with Section 4.2 of this Agreement. ICP shall not incorporate or link to any promotional, advertising or sponsorship elements on the ICP Internet Site or ICP Programming without AOL's prior written consent. AOL shall have the right to elect to serve Advertisements on the ICP Internet Site and ICP Programming, either directly on its own server or by contracting with a third party server, and ICP shall take all reasonable steps necessary to facilitate AOL's serving of the Advertisements, including without limitation, maintaining the computer code on the ICP Internet Site and ICP Programming in order to display the Advertisements.

         5.2 INTERACTIVE COMMERCE. Any merchandising permitted hereunder through the ICP Internet Site and/or ICP Programming shall be subject to (i) the then-current requirements of AOL's merchant certification program, (ii) AOL's standard terms and conditions applicable to its interactive marketing partners, and (iii) prior approval by AOL of all products, goods and services to be offered through the ICP Internet Site or the ICP Programming (such AOL approval shall not be unreasonably withheld). ICP will take reasonable steps, taking into account commercial and technical feasibility, to conform its promotion and sale of Products through the ICP Internet Site and ICP Programming to the then-existing technologies identified by AOL which are optimized for the AOL Properties including, without limitation, any "quick checkout" tool which AOL may implement to facilitate purchase of Products by AOL Users through the ICP Internet Site.

6.       CUSTOMIZED ICP PROGRAMMING AND ICP INTERNET SITE

         6.1 CUSTOMIZATION. ICP shall customize all ICP Programming and the ICP Internet Site for AOL Users as follows:

                  (a) ICP shall customize and co-brand the ICP Internet Site and
                      ICP Programming for distribution over the AOL Properties using AOL's design guideline templates and co-branding requirements, including any requirements set forth on Exhibit A. ICP shall make any changes to the customization and/or co-branding of the ICP Internet Site and ICP Programming to conform to the standard requirements of any AOL Property or otherwise reasonably requested by AOL during the Term. In addition, the user interface of the ICP Internet Site and ICP Programming and all design aspects of the screens outside of the Res System shall be subject to AOL's approval.

                  (b) ICP shall host all pages of the Service to be hosted by
                      ICP under a co-branded domain name (i.e., icp.aol.com, icp.netscape.com, icp.compuserve.com, etc.) and traffic to pages hosted on such domain name shall be deemed to be AOL traffic. ICP agrees that for the purpose of third party industry measurement metrics (such as Media Metrix and Relevant Knowledge), the traffic (i.e., page views) within such pages and sites shall be exclusively attributable to AOL; provided that AOL will work with ICP to enable third party industry measurement services to attribute credit for such traffic to ICP through a syndication report, or such other report developed by Media Metrix or other third party measurement service, in accordance with such measurement service's policies provided that AOL continues to receive primary credit for such traffic, including as necessary for ranking purposes.

                  (c) ICP shall not take any action the result of which is to provide AOL Members accessing the ICP Programming or linking to the ICP Internet Site with access to advertisements or promotions of, or links to, AOL Direct Competitors. ICP shall [***] not to take any action as a result of which AOL Members accessing the ICP Programming or linking to the ICP Internet Site receive or have access to advertisements or promotions of, or links to, (i) other parties that ICP should reasonably know are competitive with AOL in AOL's core businesses (including any Interactive Service), (ii) product categories in which AOL or the applicable AOL Property has an exclusive or other preferential relationship of which they have informed ICP in writing or (iii) which are otherwise in violation of the applicable AOL Property's then-current standard advertising policies as provided to ICP in writing. ICP shall have a period of [***] days from its receipt of written notice from AOL that it is in breach or alleged breach of any provision of this Section 6.1(c) to cure such breach, provided that ICP acknowledges that AOL shall have the right to prevent AOL Members from receiving or accessing such advertisements, promotions and links prior to the expiration of such [***] day period.

                  (d) ICP shall provide continuous navigational ability for AOL
                      Members to return to an AOL-designated point on the applicable AOL Property from the ICP Internet Site or ICP Programming (which, at AOL's option, may be satisfied through the use of a hybrid browser format), which shall include links to AOL-designated areas from each tool and functionality within the ICP Internet Site and ICP Programming. ICP shall use its commercially reasonable best efforts to ensure that navigation back to the AOL Network from the ICP Internet Site, whether through a particular pointer or link, the "back" button on an Internet browser, the closing of an active window, or any other return mechanism, shall not be interrupted by ICP through the use of any intermediate screen or other device not specifically requested by the user, including without limitation through the use of any html pop-up window or any other similar device. Rather, such AOL traffic shall be pointed directly back to the AOL Network as designated by AOL.

                  (e) Within the ICP Programming and the ICP Internet Site, ICP
                      shall, [***], use AOL's "quick checkout" and "suitcase" tools and technology. To the extent ICP wishes to include any other tools and technology within the ICP Programming and the ICP Internet Site, including without limitation, real time instant messaging, calendaring, local content, and photograph services similar to AOL's You've Got Pictures service, chat and message boards, ICP shall, [***], use AOL's tools and technology for all such products. The tools and technology described in this subsection are referred to herein as "AOL Tools." If it is not [***] to use AOL Tools within the ICP Programming or ICP Internet Site, ICP shall not be able to use any tools or technology competitive with the core functionality of the relevant AOL Tool within the ICP Internet Site or ICP Programming without AOL's prior written consent. In the event ICP uses any AOL Tools, AOL and ICP shall enter into a license agreement, to be mutually agreeable to both parties, pursuant to which AOL will license to ICP, on a [***], mutually agreed upon AOL Tools to be integrated into the ICP Internet Site. AOL will be responsible for and will provide to ICP all updates and fixes for the AOL Tools [***] to ICP, as such bug fixes and updates are made commercially available.

                  (f) AOL Members shall not be required to go through a
                      registration process (or any similar process) in order to access and use the ICP Internet Site, ICP Programming or the Licensed Content, except as set forth on Exhibit A or approved in writing by AOL, subject to AOL's privacy policies. On the AOL Service and the CompuServe Service, AOL will use commercially reasonable efforts to [***] ICP with [***] needed by ICP to establish a [***] of the Service. On AOL.com, CompuServe.com, Digital City and Netscape Netcenter, AOL and ICP will work together to create a seamless registration process incorporating existing registration information (i.e., "Universal Registration"). Where such registration information is not available, ICP will not require registration until such user books travel arrangements. During the Term and for the two (2) year period after the expiration or termination thereof, ICP shall allow AOL Members to access and use any ICP Interactive Site on terms and conditions no less favorable than the terms and conditions available to other general users of such ICP Interactive Site.

         6.2 LINKS ON ICP INTERNET SITE. The Parties will work together on mutually acceptable links (including links back to AOL) within the ICP Internet Site in order to create a robust and engaging AOL Member experience and ICP shall modify links, from time to time at AOL's reasonable request, to direct AOL Members to other areas within the AOL Network. ICP shall take reasonable efforts to ensure that AOL traffic is generally either kept within the ICP Internet Site or ICP Programming or channeled back into the AOL Network. To the extent that AOL notifies ICP in writing that, in AOL's reasonable judgment, links from the ICP Internet Site or ICP Programming cause an excessive amount of AOL traffic to be diverted outside of such site and the AOL Network in a manner that has a detrimental effect on the traffic flow of the AOL audience, then ICP shall immediately reduce the number of links out of such site(s). In the event that ICP cannot or does not so limit diverted traffic from such site, AOL reserves the right to terminate such links from the AOL Network to such site.

         6.3 LINKS FROM ICP INTERNET SITE. All links to ICP, Preview and Travelocity (including, e.g. banners, links, favorite places, keywords, and www.preview.com) from the AOL Properties shall go to the ICP Internet Site or ICP Programming, except for links to www.travelocity.com when AOL Members enter the URL:
              "www.travelocity.com" or links to any other ICP Interactive Site created by ICP in the future not contemplated by this Agreement when AOL Members enter the URL for such ICP Interactive Site.

         6.4 REVIEW. ICP shall allow appropriate AOL personnel to have access to all ICP Programming and the ICP Internet Site for the purpose of reviewing such sites to determine compliance with the provisions of this Agreement.

7.       SOLICITATION; USER INFORMATION

         7.1  RELATIONSHIP WITH AOL MEMBERS.

              7.1.1 SOLICITATION OF SUBSCRIBERS. (a) During the Term and for the two-year period following the expiration or termination of this Agreement, neither ICP nor its affiliates will use the AOL Network (including, without limitation, the e-mail network contained therein) to solicit AOL Members (as hereinafter defined) from whom ICP has received Member Information on behalf of or for the benefit of another Interactive Service or any product or service competitive with products or services offered through AOL or the AOL Network. Notwithstanding the foregoing, ICP shall have the right to send [***] during the [***] day period immediately prior to the expiration of this Agreement to each [***] from whom ICP has [***] informing such [***] that ICP will no longer be providing services through the AOL Network, provided that such [***] shall be subject to the other terms of this Section 7 and the contents thereof shall be subject to AOL's prior written approval, not to be unreasonably withheld or denied. More generally, ICP will not send unsolicited, commercial e-mail (i.e., "spam") or other online communications through or into AOL's products or services, absent a Prior Business Relationship. For purposes of this Agreement, a "Prior Business Relationship" will mean that the AOL Member to whom commercial e-mail or other online communication is being sent has voluntarily either (i) engaged in a transaction with ICP or (ii) provided information to ICP through a contest, registration, or other communication, which included clear notice to the AOL Member that the information provided could result in commercial e-mail or other online communications being sent to that AOL Member by ICP or its agents. Any commercial e-mail or other online communications to AOL Members which are otherwise permitted hereunder will (a) include a prominent and easy means to "opt-out" of receiving any future commercial communications from ICP and (b) shall also be subject to AOL's then-standard restrictions on distribution of bulk e-mail (e.g., related to the time and manner in which such e-mail can be distributed through or into the AOL product or service in question).

                     (b) ICP shall ensure that its collection, use and
                         disclosure of information obtained from AOL Members under this Agreement ("Member Information") complies with (i) all applicable laws and regulations and (ii) AOL's standard privacy policies, available on the AOL Service at the keyword term "Privacy". ICP will not (x) disclose Member Information collected hereunder to any third party in a manner that identifies AOL Members as end users of an AOL product or service, (y) rent, sell or barter Member Information, or (z) use Member Information collected under this Agreement to market another Interactive Service. Nothing herein shall prevent ICP from using Member Information to compile, for ICP's internal use, statistical or demographic information or for other legal purposes ("Compilations"); such Compilations may only be used for ICP's internal purposes and shall be deemed to be AOL Confidential Information, provided that, ICP shall be able to use such aggregate numbers included in the Compilations for general information purposes.

              7.1.2 E-MAIL NEWSLETTERS. Any e-mail newsletters sent to AOL Members by ICP or its agents shall (i) be subject to AOL's policies on use of the e-mail functionality, including but not limited to AOL's policy on unsolicited bulk e-mail,
                     (ii) be sent only to AOL Members
                     requesting to receive such newsletters, (iii) not contain Content which violates AOL's Terms of Service, and (iv) contain only advertisements, links, marketing or promotion that are approved by AOL and shall in no event contain any advertisements, links, marketing or promotion for any other Interactive Service or for any ICP Interactive Site other than the ICP Internet Site and ICP Programming.

              7.1.3 AOL MEMBER COMMUNICATIONS. To the extent ICP is permitted by this Agreement to send communications to AOL Members (in accordance with the other requirements contained herein): in any such communications to AOL Members (including, without limitation, e-mail messages), ICP will limit the subject matter of such communications to those categories of products, services and/or content that are specifically contemplated by this Agreement and shall not include any advertising, promotional, sponsorship or other commercial messages without AOL's prior written approval. In addition, ICP will not, in any such communication, encourage AOL Members to take any action inconsistent with the scope and purpose of this Agreement, including without limitation, the following actions: (i) using an interactive site other than the ICP Internet Site for the purchase of Products,
                     (ii) using Content other than the Licensed Content; (iii) bookmarking of interactive sites; or (iv) changing the default home page on the AOL browser. Additionally, with respect to such AOL Member communications, in the event that ICP encourages an AOL Member to purchase products through such communications, ICP shall ensure that (a) the AOL Network is expressly promoted as the primary means through which the AOL Member can access the ICP Internet Site (including without limitation by stating the applicable Keyword Search Term and including direct links to specific offers within the ICP Internet Site) and (b) any link to the ICP Internet Site will link to a page which indicates to the AOL Member that such user is in a site which is affiliated with the AOL Network. All communications with AOL Members and service and marketing materials, whether online or offline (including, without limitation, e-mails, customer service calls, mailings, ticket jackets, etc.) shall be co-branded with AOL and ICP and subject to AOL's approval on a case by case basis with respect to such co-branding, such approval not to be unreasonably withheld or delayed.

         7.2 CUSTOMER DATA; AOL DATA. Any personal customer data generated directly from Core Systems operations through the Res System, otherwise derived from the ICP Internet Site or ICP Programming, or produced by ICP in performing its obligations hereunder, including, without limitation, customer names, addresses and travel frequency but excluding credit card information and AOL screennames (the "Customer Data"), shall be and remain during the Term the joint property of the Parties. Upon the expiration or termination of this Agreement, ownership of the Customer Data shall revert to AOL and ICP shall have no further rights or interest in the Customer Data and shall promptly provide all Customer Data to AOL in the form in which such data is maintained by ICP or, if AOL so elects, destroy the Customer Data. AOL agrees that during the Term, ICP may use the Customer Data subject to the terms of this Agreement and AOL's then-applicable privacy policies; provided that ICP (a) shall comply with the foregoing
              Section 7.1, (b) shall provide users the right to have their Customer Data deleted form any database created by or on behalf of ICP, and (c) shall not have the right to use the Customer Data to market or promote any consumer direct airline travel information and reservations systems reasonably construed to be in competition with the Res System. Any data provided by AOL to ICP (e.g., usage reports) (the "AOL Data") shall be and remain the property of AOL, and the AOL Data will be promptly returned to AOL by ICP in the form in which such data is maintained by ICP or, if AOL so elects, will be destroyed, upon (i) AOL's request, (ii) expiration or termination of this Agreement for any reason, or (iii) with respect to any particular AOL Data, on such earlier date that the same is no longer required by ICP in order to provide the services required hereunder. ICP will not use the AOL Data for any purpose other than that of providing such services, nor will the AOL Data, or any part thereof, be disclosed, sold, assigned, leased, or otherwise disposed of to third parties by

              ICP or commercially exploited by or on behalf of ICP, its employees or agents. ICP will not possess or assert any lien or other right against or to the AOL Data.

8.       TERM, TERMINATION, SITE AND CONTENT PREPARATION, PRESS RELEASES

         8.1 TERM. Unless earlier terminated as set forth herein, the initial term of this Agreement (the "Initial Term") shall commence on the Merger Date and expire five (5) years from the Launch Date, provided that not less than one hundred eighty (180) days prior to the expiration of the Initial Term, the Parties shall inform one another of their intention, if any, to extend this Agreement and if both Parties wish to seek to extend the Agreement, the Parties shall negotiate in good faith to reach agreement on the terms of any such extension. Notwithstanding the foregoing, AOL must inform ICP at least [***] days prior to the expiration of the Term as to whether AOL will exercise its rights to convert to the OEM Alternative, as described in Section 2.5, or allow the Agreement to expire. If AOL elects to convert to the OEM Alternative in accordance with Section 2.5, then AOL must provide ICP written notice, at least [***] days prior to the expiration of the Initial Term, as to the following: (1) whether the OEM Alternative will be
              (x) exclusive (i.e., AOL will remain subject to and bound by the exclusivity provisions of Sections 3.1 and 3.2) or (y) non-exclusive (i.e., AOL will be bound by the exclusivity provisions of Sections 3.1 and 3.2 only to the extent that those provisions do not terminate in accordance with Section 2.5.3) and
              (2) whether the OEM Alternative will include, and entitle AOL to
              (x) the OEM Full Package or (y) just the Res System (the information in clauses (1) and (2), collectively, the "OEM Information"), and upon the expiration of the Initial Term this Agreement shall be extended for one (1) year under the OEM Alternative. AOL may extend the OEM Alternative for three (3) additional one-year terms by giving ICP at least [***] prior written notice thereof prior to the expiration of the then-current term (which notice shall include the OEM Information to apply to such extension term), provided further, however, that nothing in the preceding proviso or elsewhere in this Agreement shall obligate ICP to remain or continue in the business of providing online travel reservations services and/or the type of services otherwise provided under this Agreement.

         8.2 TERMINATION. Either Party may terminate this Agreement at any time in the event of a material breach by the other Party which remains uncured after thirty (30) days written notice thereof unless such breach arises from circumstances constituting a Force Majeure Event. If and when a Party (the "Prevented Party") is prevented from performing any material obligation hereunder as a result of a Force Majeure Event, such Party shall (i) give prompt written notice to the other Party (the "Non-Prevented Party") of its inability to perform such material obligation and (ii) promptly take commercially reasonable steps to remove the effects of such Force Majeure Event preventing its performance. A Prevented Party shall not be deemed to be in breach of (and shall not be liable for breach of contract in respect of) any contractual obligation that it is prevented from performing as a result of such Force Majeure Event. If, despite such commercially reasonable steps, such Force Majeure Event prevents the performance of such material obligation by the Prevented Party, the Non-Prevented Party may take all commercially reasonable steps to mitigate its damages resulting from the Prevented Party's inability to perform such material obligation. If such Force Majeure Event continues to prevent the Prevented Party from performing a material obligation hereunder for a continuous period of [***], the Non-Prevented Party may terminate this Agreement without any liability to either Party as a result of such inability to perform such material obligation. If such Force Majeure Event continues to prevent the Prevented Party from performing a material obligation and, as a result thereof, the Prevented Party cannot obtain the substantial benefits afforded the Prevented Party under this Agreement for a continuous period of [***], the Prevented Party may terminate this Agreement without any liability to either Party as a result of such inability to perform such material obligation. In addition, either Party may terminate this Agreement immediately following written notice to the other Party if the other Party ceases to do business, becomes or is declared insolvent or bankrupt, is the subject of any proceeding related to its liquidation or insolvency which is not dismissed within ninety (90) days or makes an assignment for the benefit of creditors. In addition, in the event of a Change of Control of ICP by or with an AOL Direct Competitor or any affiliate thereof, AOL shall have the right to terminate this Agreement upon thirty (30) days written notice to ICP; provided, however, that, if, in connection with any such potential Change of Control, ICP provides written notice to AOL of such potential Change of Control, then AOL will notify ICP, in writing within thirty (30) days whether it intends to: (i) terminate this Agreement pursuant to this Section; (ii) convert the Agreement to the OEM Alternative; or (iii) continue this Agreement with no change; provided, further that if AOL fails to provide such written notice AOL shall be deemed to have elected to terminate this Agreement. Any such written notification from AOL shall be binding for only 30 days, provided that a definitive agreement is signed within such 30-day period and such transaction is consummated within six (6) months from the date of signing of any such definitive agreement. In addition, in the event that AOL is eligible to exercise any of its termination rights pursuant to this Agreement, AOL may elect to convert this Agreement to the OEM Alternative as of the date such termination would have taken effect, in which event AOL shall retain its rights to renew the OEM Alternative as described in Section 8.1. If (x) the Merger Agreement is terminated for any reason whatsoever prior to the "Closing" (as defined in the Merger Agreement) and/or (y) the Merger fails to close on or before the "Termination Date" (as defined in the Merger Agreement), as such date may be extended by the parties to the Merger Agreement, for any reason whatsoever, then ICP and AOL shall each have the right to terminate this Agreement with no liability whatsoever, whether fixed, contingent or otherwise, except as provided in the next sentence. If the Merger fails to close on or before February 1, 2000, for any reason whatsoever, then ICP may, in its sole discretion, pay AOL Two Million Dollars ($2,000,000) as a prepayment to be applied to the amount due from ICP to AOL on the Merger Date pursuant to
              Section 4.1.3; provided, however, that AOL may terminate this Agreement if ICP shall fail to make such Two Million Dollar ($2,000,000) payment on or before February 1, 2000; provided, further, that if the Merger fails to close on or before March 31, 2000, for any reason whatsoever, (x) AOL shall have the right to terminate this Agreement with no liability whatsoever, whether fixed, contingent or otherwise, and (y) AOL shall retain such Two Million Dollar ($2,000,000) payment, provided, that if AOL does not exercise its right to terminate this Agreement in accordance with clause (x), such Two Million Dollar ($2,000,000) payment shall continue to be applied as a prepayment of the amount due by ICP to AOL on the Merger Date pursuant to Section 4.1.3. The delivery by any party of a notice to terminate this Agreement pursuant to this Section 8.2 shall automatically give rise to a Dispute to be resolved pursuant to Section VI of Exhibit C other than for a termination for a Change of Control of ICP by or with an AOL Direct Competitor which is not disputed by ICP.

         8.3 SITE AND CONTENT PREPARATION. If the Res System is not integrated into the Service by the Launch Date or the Preview Reservations Engine does not remain integrated into the Service on the Launch Date in an manner similar to its integration on the date of execution of this Agreement, then for each day following the Launch Date that the Res System (or the Preview Reservations Engine) is not so integrated, the following changes will be made to the Term: (i) when the reason for such failure is due to AOL (including, without limitation, a failure by AOL to satisfy its obligations under the Preview Agreement with respect to the integration of the Preview Reservations Engine within the Service) then the Term of the Agreement will be extended by one (1) day for each day by which AOL delayed such launch (and any period by which the term is extended shall be added to the last Contract Year of the Initial Term) and (ii) when the reason for such failure is due to ICP, then the Impressions Target, the Advertising Revenue Hurdles, the Commissions Hurdles, and the Cumulative OEM Hurdle Amounts will be proportionally adjusted based on the length of such delay. "Site and Content Preparation" shall mean in connection with the respective obligations of each Party hereunder, that the Party having such obligation shall have: completed all necessary production work (including completion of all necessary training for AOL's proprietary "Rainman" publishing tool) for the ICP Internet Site, and all ICP Programming (including programming all Licensed Content thereon); customized and configured the ICP Internet Site and all ICP Programming in accordance with this

              Agreement; and completed all other necessary work (including, without limitation, all AOL site testing set forth on Exhibit E) to prepare the ICP Internet Site all ICP Programming to launch on the AOL Properties as contemplated hereunder. In the event that Site and Content Preparation has not been achieved by September 1, 2000 as a result of a Party's non-performance in respect of the elements of Site and Content Preparation to be performed by such Party, then in addition to any other remedies available, the other Party shall have the right to terminate this Agreement if such non-performance or delayed performance has not been cured within thirty (30) days following written notice to the non-performing party. Nothing in this Section 8.3 shall prejudice any rights that either AOL or ICP may have under this Agreement or at common law.

         8.4 PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other authorized public statement ("Press Release") regarding the transactions contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure to obtain the prior written approval of the other Party shall be deemed a material breach of this Agreement, whereby the non-breaching Party may terminate this Agreement immediately following written notice to the other Party, and the cure provision of Section 6.2 of this Agreement shall not apply. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching party, in the event of such material breach, the non-breaching party may elect to either (a) terminate this Agreement immediately upon notice to the other Party, or (b) as liquidated damages, elect to modify the Impression commitment hereunder by [***] (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if ICP has materially breached the Agreement). The Parties agree that the liquidated damages set forth are a reasonable approximation of the injury that would be suffered by the non-breaching Party.

         8.5  AOL PLUS. Notwithstanding anything to the contrary in this Section
              8.5 or elsewhere in this Agreement, AOL Plus shall only be an AOL Property for a period of one (1) year from the later of the Launch Date and the launch date of AOL Plus and all of the Parties' rights and obligations with respect to AOL Plus (including, without limitation, carriage and exclusivity) shall terminate after such date. To the extent that AOL seeks to [***] Content and/or a Reservations Engine [***], AOL shall provide [***] to provide [***] Content and/or Reservations Engine for [***] and the [***] will [***] in [***] to reach an [***] within ten (10) business days on the material [***] thereof; provided, however, that neither party shall be under any obligation to [***] with respect to the [***] of [***] Content or Reservations Engine for [***].

9.       PRIOR AGREEMENTS.

         9.1 EFFECT OF MERGER. Notwithstanding anything to the contrary herein, the Travelocity Agreement shall remain in full force and effect after the date of execution of this Agreement until such agreement expires or terminates pursuant to its terms as amended herein. The execution of this Agreement by AOL and ICP shall not prejudice the rights of either party under the Travelocity Agreement, provided that Sabre and AOL hereby waive any rights they may have arising from any actual or potential breach of the Travelocity Agreement as a result of execution of this Agreement or performance hereunder. The Travelocity Agreement is hereby amended (i) to the extent necessary to permit the parties hereto to commence the integration work contemplated by this Agreement, including without limitation integrating the ICP Programming within the AOL Properties, (ii) to terminate on the later to occur of (I) the Launch Date and (II) the earlier to occur of (x) the launch of the ICP Internet Site on the CompuServe Service and Netscape Netcenter and (y) expiration or termination of the Travelocity Agreement pursuant to the terms thereof (the dates of the events described in clauses (I) and (II) are collectively defined as the "Travelocity Agreement Termination Date"); and (iii) such that between the Launch Date and the Travelocity Agreement Termination Date, each Party's obligations with respect to payments, promotions, and impressions (and in each case the reporting obligations associated therewith) and exclusivity shall terminate under the Travelocity Agreement and shall be superceded as of the Launch Date by the corresponding terms set forth in this Agreement. The DCI Agreement (as defined below) shall terminate on the earlier to occur of (x) the launch of the ICP Internet Site on Digital City pursuant to this Agreement and (y) the expiration or termination of the DCI Agreement pursuant to its terms. In addition, upon or immediately following the Merger, ICP shall assign this Agreement and the Travelocity Agreement to the Combined Entity and cause the Combined Entity to assume all obligations under such agreements. "Combined Entity" shall mean the operating entity created in connection with transactions contemplated by the Merger of Travelocity and Preview.

         9.2 GUARANTEE. Sabre hereby guarantees the performance by ICP of all of ICP's obligations and duties under this Agreement from the date of this Agreement through the Merger Date, including all payments to be made on the Merger Date by ICP, which payments total the sum of (x)[***] and (y) any amount which ICP may elect to pay pursuant to Section 8.2; provided that such guarantee shall, in all events, terminate upon the later of (i) the Merger Date and (ii) the payment of the [***] and any amounts ICP elects to pay pursuant to
              Section 8.2; provided, further, that notwithstanding anything to the contrary in this Section 9.2, such guarantee shall in all events terminate upon the termination of the Merger Agreement prior to the closing of the Merger.

         9.3 ESCROW. Upon a Change of Control of ICP (other than a Change of Control involving Sabre or its affiliates), AOL may, within thirty
              (30) days following such Change of Control, elect, upon giving written notice to ICP, to require ICP to implement an escrow arrangement with respect to ICP's payments to AOL under Section
              4.1 (the "Escrow Arrangement"). If AOL makes such an election, ICP and AOL will mutually agree on a third party that will act as escrow agent, which agreement shall not be unreasonably withheld or delayed. Under the Escrow Arrangement, beginning on the first day of each six-month payment period, ICP will transfer to the escrow agent an amount equal to the sum of the amount that would be owed to AOL at the end of such six-month period assuming AOL's performance of its obligations under the Agreement (each such six-month advance payment a "Pre-Funded Amount"). The escrow agent will make payment to AOL of any Pre-Funded Amount on the date upon which such amounts would have been paid to AOL by ICP if the Escrow Arrangements had not been implemented. AOL's right to receive the Pre-Funded Amount from the escrow agent will be identical to AOL's right to receive payment from ICP under this Agreement.

         9.4  PREVIEW AGREEMENT BREACHES.

                  (a) AOL hereby agrees not to terminate the Preview Agreement for any breach or alleged breach thereof which arose prior to the date of execution of this Agreement of which AOL has Knowledge on the date hereof.

                  (b) To the extent that, as of the date of this Agreement, AOL has Knowledge of any pending or threatened third party claim against AOL in respect of which AOL has or may have a right of indemnification or other claim against Preview (a "Third Party Claim"), AOL shall specify the nature and amount of such pending or threatened Third Party Claim in
                      Schedule 9 to this Agreement.

                  (c) If AOL determines in good faith during the Relevant Period
                      (as defined in (g) below) that Preview is in breach or alleged breach of the Preview Agreement, AOL shall provide reasonably prompt written notice thereof to ICP, which notice shall specify the nature of such breach or alleged breach. Except as provided in Section 9.4(d) below, ICP shall have the right, but not the obligation, for a period of 30 days following the date of such notice, to cure such breach or alleged breach on behalf of Preview. If, at the end of such 30-day period, such breach or alleged breach has not been cured by ICP or otherwise, AOL shall, subject to Section 9.4(e) below, have the right to take any and all actions it would otherwise be entitled to take under the Preview Agreement. In addition, during the Relevant Period, AOL shall provide reasonably prompt written notice to ICP of any Third Party Claim not described in Schedule 9 hereto of which AOL obtains Knowledge, which notice shall provide substantially the same information provided in such Schedule with respect to the Third Party Claims described therein.

                  (d) If AOL provides notice to ICP of any breach by Preview of the Preview Agreement relating to a payment owed by Preview to AOL after the date of this Agreement and payable pursuant to Section 4.1 of the Preview Agreement taking into account all defenses, rights and remedies of the Parties under the Preview Agreement (a "Preview Payment Breach"), ICP shall pay to AOL the amount owed but not paid by Preview to AOL, which amount in no event shall exceed the total amount owed by Preview to AOL under Section 4.1 of the Preview Agreement during the Relevant Period.

                  (e)  Notwithstanding anything to the contrary in this Section
                       9.4 or elsewhere in this Agreement or in the Preview Agreement, commencing on the date of execution of this Agreement and continuing through the end of the Relevant Period, [***] thereof or [***] thereunder by Preview (or any successor to Preview), even if such [***] and is not [***] by Preview, ICP or otherwise; provided, however, that nothing in this Section 9.4 or elsewhere in this Agreement shall [***] (if permitted to do so in accordance with [***]) upon the occurrence of one or more of the following events or actions (each, a "Catastrophic Event"): (i) the Preview Reservations Engine is unoperational or inaccessible to AOL Members for a period of more than forty-eight (48) hours in any one hundred twenty (120) hour period (the "Minimum Downtime Period") due to a cause or reason not attributable to AOL; (ii) a substantial majority of the Content licensed or provided by Preview to AOL pursuant to the Preview Agreement is inaccessible or unavailable to AOL Members for the Minimum Downtime Period due to a cause or reason not attributable to AOL; (iii) Preview commits fraud or malicious conduct; or (iv) intentional, repeated breaches of material provisions of the Preview Agreement by Preview that substantially deprives AOL of its rights and benefits under the Preview Agreement or which causes AOL substantial commercial or reputational harm and which Preview has failed to cure despite notice thereof from AOL and a reasonable opportunity to do so.

                  (f) If Preview commits any breach of or default under the Preview Agreement which breach or default (1) gives Sabre the right to either not close the Merger or to terminate the Merger Agreement and (2) would otherwise give AOL the right to terminate the Preview Agreement in accordance with the terms thereof, then Sabre shall, within thirty
                       (30) days following the date of receipt of notice from AOL of such default pursuant to Section 9.4(c), notify AOL in writing whether it (a) elects to either not close the Merger or to terminate the Merger Agreement based on such breach or default (a "Merger Termination Election") or (b) waives such breach or default as a basis for not closing the Merger or terminating the Merger Agreement (a "Waiver Election"). If Sabre makes a Merger Termination Election in accordance with the preceding sentence, nothing in this Section 9.4 or elsewhere in this Agreement shall prevent AOL from terminating the Preview Agreement in accordance with the terms thereof. If Sabre makes a Waiver Election in accordance with the second preceding sentence and such breach or default is not a Catastrophic Event, then AOL shall have no right to terminate the Preview Agreement for such breach or default during the Relevant Period.

                  (g) ICP covenants to AOL that it will not fail to close the Merger based on a Preview Payment Breach or a breach or default in respect of which Sabre has made a Waiver Election.

                  (h) For purposes of this Section 9.4: (i) the "Relevant Period" means the period commencing on the date of execution of this Agreement and ending on the earlier of
                       (x) the completion of the Site and Content Preparation and (y) September 1, 2000; and (ii) "Knowledge" means actual knowledge of the officers or employees of AOL responsible for supervising or managing AOL's overall relationship with Preview, including the Preview Agreement.

                  (i) The Parties acknowledge and agree that if the Merger fails to close for any reason whatsoever, Preview shall have no rights under this Agreement, including, without limitation, Section 9.4, as a third party beneficiary or otherwise.

         9.5 EFFECTIVENESS. Upon due execution of this Agreement by all the Parties hereto, this Agreement shall become effective as of the date first written above, notwithstanding that the Term may not have commenced.

         9.6 REFUND FROM EXISTING TRAVELOCITY AGREEMENT. The Parties agree that, on the Launch Date, each Party shall pay the other Party (provided the other Party has performed its obligations thereunder) any amounts owed by such Party to the other Party under the Travelocity Agreement, including the pro rata share of any advance payments made pursuant to the Travelocity Agreement.

10. TERMS AND CONDITIONS. The terms and conditions set forth on the Exhibits attached hereto are hereby made a part of this Agreement.













                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.





AMERICA ONLINE, INC., A DELAWARE CORPORATION


By: /s/ David M. Colburn

Print Name:  David M. Colburn

Title: President, Business Affairs

Date: October 3, 1999




TRAVELOCITY HOLDINGS, INC., A DELAWARE CORPORATION


By: /s/ Terrell B. Jones

Print Name: Terrell B. Jones

Title: President and CEO

Date: October 3, 1999




SABRE INC., A DELAWARE CORPORATION, SOLELY AS TO SECTIONS 9.1, 9.2 AND 9.4(F)


By: /s/ Terrell B. Jones

Print Name: Terrell B. Jones

Title: President, Travelocity.com

Date: October 3, 1999

                          [EXHIBIT A-1 CARRIAGE PLAN ]

                                                                   YEAR ONE
                                                                   SELLABLE
                                                                 IMPRESSIONS         YEAR TWO         YEAR THREE        YEAR FOUR

-----------------------------------------------------------------------------------------------------------------------------------
TRAVEL PRODUCT (ALL BRANDS)
                                                                 ------------------------------------------------------------------
AOL ([***]% GROWTH)                                                156,000,000       195,000,000      243,750,000      304,687,500
AOL.COM  ([***]% GROWTH)                                            39,866,667        49,833,333       62,291,667       77,864,583
COMPUSERVE  ([***]% GROWTH)                                          7,222,222         9,027,778       11,284,722       14,105,903
NETSCAPE                                                            65,000,000        81,250,000      101,562,500      126,953,125
DCI                                                                 51,037,037        63,796,296       79,745,370       99,681,713
BROADBAND

-----------------------------------------------------------------------------------------------------------------------------------
SHOPPING - TRAVEL ANCHOR (AOL, AOL.COM,                              4,350,202         5,220,242        6,264,291        7,517,149
COMPUSERVE, NETSCAPE)
                                                                 ------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CALENDAR (AOL, AOL.COM, DCI, NETSCAPE,
COMPUSERVE)
-----------------------------------------------------------------------------------------------------------------------------------
CALENDAR - TRADESHOWS (DIRECTORY INTEGRATION ./                      2,000,000         2,500,000        3,125,000        3,906,250
PROMOTION)
CALENDAR - TRADESHOW BANNERS                                         5,000,000         6,250,000        7,812,500        9,765,625
CALENDAR - CONCERTS / LOCAL EVENTS (DIRECTORY                        7,000,000         8,750,000       10,937,500       13,671,875
INTEGRATION ./ PROMOTION)
EVENT WATCH - REMINDER UPDATES > IN DEVELOPMENT            N/A
CLICK TO ADD AGENDA (REQUIRES FORMATTING OF DATA           N/A
BY PARTNER)
TRAVEL COUNTDOWN CALENDARS                                 N/A

-----------------------------------------------------------------------------------------------------------------------------------
DCI
                                                                 ------------------------------------------------------------------
TRAVEL X HOT DEALS PROMOTION                                         6,400,000        12,700,000       17,800,000       23,100,000
DCI MAIN - TOP 24 TICKER                                            22,100,000        41,700,000       58,300,000       75,800,000
OTHER PROMOTIONS (NON-TRAVEL)                                       13,400,000        26,800,000       37,500,000       48,800,000





                                                              YEAR FIVE       TOTAL IMPRESSIONS

-------------------------------------------------------------------------------------------------
TRAVEL PRODUCT (ALL BRANDS)                                                         2,619,076,447
                                                        -----------------------------------------
AOL ([***]% GROWTH)                                          380,859,375            1,280,296,875
AOL.COM  ([***]% GROWTH)                                      97,330,729              327,186,979
COMPUSERVE  ([***]% GROWTH)                                   17,632,378               59,273,003
NETSCAPE                                                     158,691,406              533,457,031
DCI                                                          124,602,141              418,862,558
BROADBAND

-------------------------------------------------------------------------------------------------
SHOPPING - TRAVEL ANCHOR (AOL, AOL.COM,                        9,020,579               32,372,463
COMPUSERVE, NETSCAPE)
                                                        -----------------------------------------

-------------------------------------------------------------------------------------------------
CALENDAR (AOL, AOL.COM, DCI, NETSCAPE,                                                234,898,438
COMPUSERVE)
-------------------------------------------------------------------------------------------------
CALENDAR - TRADESHOWS (DIRECTORY INTEGRATION ./                4,882,813               16,414,063
PROMOTION)
CALENDAR - TRADESHOW BANNERS                                  12,207,031               41,035,156
CALENDAR - CONCERTS / LOCAL EVENTS (DIRECTORY                 17,089,844               57,449,219
INTEGRATION ./ PROMOTION)
EVENT WATCH - REMINDER UPDATES > IN DEVELOPMENT                                        50,000,000
CLICK TO ADD AGENDA (REQUIRES FORMATTING OF DATA                                       20,000,000
BY PARTNER)
TRAVEL COUNTDOWN CALENDARS                                                             50,000,000

-------------------------------------------------------------------------------------------------
DCI                                                                                   561,700,000
                                                        -----------------------------------------
TRAVEL X HOT DEALS PROMOTION                                  27,700,000               87,700,000
DCI MAIN - TOP 24 TICKER                                      91,000,000              288,900,000
OTHER PROMOTIONS (NON-TRAVEL)                                 58,600,000              185,100,000

                                                          ------------------------------------------------------------------------
NETSCAPE
                                                          ------------------------------------------------------------------------
HOMEPAGE                                                             36,000,000        45,000,000      56,250,000       70,312,500
ADS IN SPORTS, ENTERTAINMENT AND WEATHER                             24,000,000        30,000,000      37,500,000       46,875,000
TARGETED CO-BROWSING BOOKMARK (NO BUSINESS
 MODEL TO DATE)
                                                          ------------------------------------------------------------------------
AOL.COM
                                                          ------------------------------------------------------------------------
AOL.COM HOMEPAGE                                                     12,000,000        15,000,000      18,750,000       23,437,500
ADS IN SPORTS, ENTERTAINMENT AND WEATHER                             24,000,000        30,000,000      37,500,000       46,875,000
HOMETOWN TRAVEL, RECREATION                                          10,200,000        12,750,000      15,937,500       19,921,875
TIMESAVERS - TRAVEL                                                   4,200,000         5,250,000       6,562,500        8,203,125
SEARCH - TRAVEL RELATED TRY THESE FIRST                              24,000,000        30,000,000      37,500,000       46,875,000

                                                          ------------------------------------------------------------------------
AOL
                                                          ------------------------------------------------------------------------
WELCOME SCREEN                                                      100,000,000       125,000,000     156,250,000      195,312,500
EXIT SCREEN                                                          49,000,000        61,250,000      76,562,500       95,703,125
SPECIAL EVENTS, INCLUDING:                                            7,125,000           562,500      10,559,125        2,195,907
   SUMMER OLYMPICS INTEGRATION (2000)
   WINTER OLYMPICS INTEGRATION (2002)
   WOMEN'S WORLD CUP INTEGRATION (2003)
   WORLD CUP INTEGRATION (2002)
   WORLD SERIES GOLD
   SUPERBOWL GOLD
BANNERS IN SPORTS, PERSONAL FINANCE,
   NEWS, WEATHER, INTERNATIONAL AND CAREERS
AOL MAPS                                                             12,000,000        15,000,000      18,750,000       23,437,500
AOL LIVE EVENTS (6 ANNUALLY.  IMPRESSIONS ARE                         3,000,000         3,750,000        4,687,500       5,859,375
PROMOTIONAL TO EVENT)
TRAVEL & INTERNATIONAL CHAT AND MESSAGE BOARDS                       56,000,000        70,000,000      87,500,000      109,375,000

                                                          ------------------------------------------------------------------------
COMPUSERVE
                                                          ------------------------------------------------------------------------
BUSINESS TRAVEL                                                      24,000,000        30,000,000      37,500,000       46,875,000
ARTS & ENTERTAINMENT                                                 18,000,000        22,500,000      28,125,000       35,156,250
BUSINESS & PROFESSIONAL                                              90,000,000       112,500,000     140,625,000      175,781,250
HOME & FAMILY                                                         9,000,000        11,250,000      14,062,500       17,578,125
RUN OF COMPUSERVE                                                   102,000,000       127,500,000     159,375,000      199,218,750


                                                          -----------------------------------------
NETSCAPE                                                                                692,421,875
                                                          -----------------------------------------
HOMEPAGE                                                        87,890,625              295,453,125
ADS IN SPORTS, ENTERTAINMENT AND WEATHER                        58,593,750              196,968,750
TARGETED CO-BROWSING BOOKMARK (NO BUSINESS                                              200,000,000
 MODEL TO DATE)
                                                          -----------------------------------------
AOL.COM                                                                                 610,603,125
                                                          -----------------------------------------
AOL.COM HOMEPAGE                                                29,296,875               98,484,375
ADS IN SPORTS, ENTERTAINMENT AND WEATHER                        58,593,750              196,968,750
HOMETOWN TRAVEL, RECREATION                                     24,902,344               83,711,719
TIMESAVERS - TRAVEL                                             10,253,906               34,469,531
SEARCH - TRAVEL RELATED TRY THESE FIRST                         58,593,750              196,968,750

                                                          -----------------------------------------
AOL                                                                                   2,032,263,821
                                                          -----------------------------------------
WELCOME SCREEN                                                 244,140,625              820,703,125
EXIT SCREEN                                                    119,628,906              402,144,531
SPECIAL EVENTS, INCLUDING:                                       1,098,633               21,541,165
   SUMMER OLYMPICS INTEGRATION (2000)                                                             -
   WINTER OLYMPICS INTEGRATION (2002)                                                             -
   WOMEN'S WORLD CUP INTEGRATION (2003)                                                           -
   WORLD CUP INTEGRATION (2002)                                                                   -
   WORLD SERIES GOLD                                                                              -
   SUPERBOWL GOLD                                                                                 -
BANNERS IN SPORTS, PERSONAL FINANCE,
   NEWS, WEATHER, INTERNATIONAL AND CAREERS                     61,035,156              205,175,781
AOL MAPS                                                        29,296,875               98,484,375
AOL LIVE EVENTS (6 ANNUALLY.  IMPRESSIONS ARE                    7,324,219               24,621,094
PROMOTIONAL TO EVENT)
TRAVEL & INTERNATIONAL CHAT AND MESSAGE BOARDS                 136,718,750              459,593,750

                                                          -----------------------------------------
COMPUSERVE                                                                            1,994,308,594
                                                          -----------------------------------------
BUSINESS TRAVEL                                                 58,593,750              196,968,750
ARTS & ENTERTAINMENT                                            43,945,313              147,726,563
BUSINESS & PROFESSIONAL                                        219,726,563              738,632,813
HOME & FAMILY                                                   21,972,656               73,863,281
RUN OF COMPUSERVE                                              249,023,438              837,117,188

-------------------------------------------------------------------------------
GUARANTEED IMPRESSIONS                                           8,777,644,762
-------------------------------------------------------------------------------


IN THE EVENT AOL PROVIDES AN EXCESS OF ANY ANNUAL IMPRESSIONS TARGET IN ANY YEAR, THE IMPRESSIONS TARGET FOR THE SUBSEQUENT YEAR SHALL BE REDUCED BY THE AMOUNT OF SUCH EXCESS.

ANY SHORTFALL IN IMPRESSIONS AT THE END OF A YEAR WILL NOT BE DEEMED A BREACH OF THIS AGREEMENT BY AOL; INSTEAD SUCH SHORTFALL WILL BE ADDED TO THE IMPRESSIONS TARGET FOR THE NEXT YEAR.

ANY SHORTFALL IN IMPRESSIONS FROM A PARTICULAR AOL PROPERTY OR AREA WITHIN AN AOL PROPERTY MAY BE MADE UP BY OVER-DELIVERY OF IMPRESSIONS IN ANOTHER AOL PROPERTY OR AREA.

                 [EXHIBIT A-2 PROGRAMMING REQUIREMENTS DOCUMENT]

ICP will cooperate in the redesign of the Service, emphasizing integrated content and functionality designed to increase online bookings, user experience, and transaction revenues. To that end, ICP will abide by the following programming requirements:

GENERAL PROGRAMMING PRINCIPLES

Design and UI

Subject to technological and commercial feasibility, ICP will customize its products and content to meet the design specifications developed by AOL and its designated design firm, from time to time, including but not limited to UI, design templates, branding, and navigation architecture. The inventory, performance, functionality, and look-and-feel of ICP's customized site are all subject to AOL's reasonable approval. ICP will assist AOL in connection with all issues in connection with navigation architecture and UI within the booking engine and transaction centers.

Customization

In addition to the customization requirements set forth in Section 6.1, ICP will customize its product(s) for carriage on the AOL Properties. Customization will consist of the following:

o ICP will create a version of the ICP Internet Site customized for distribution through each of the AOL Properties by (x) developing the ICP Internet Site so as to contain no links outside of the ICP Internet Site other than to AOL or third party Content determined by AOL, or advertisements pursuant to this Agreement,
(y) displaying on each page of the ICP Internet Site framing (e.g., C-frame, side navigation/menu bars, headers and footers) of size and type determined by AOL, with consultation with ICP, and which contain branding for the applicable AOL Property and ICP as determined by AOL, links to the applicable AOL Property, a search box and promotional spaces to be programmed by AOL, and (z) matching the look and feel of the applicable AOL Property on the ICP Internet Site. Content used on the Service may include attribution by using the providing party's name or logo.

o Contextual integration of ancillary services into ICP's products that may differ from platform to platform, including, without limitation, book sales (e.g., Amazon and B&N), luggage & merchandise, weather, mapping, currency converter, message boards, and other community features.

o All pages of the Service hosted by ICP will be hosted under a co-branded domain name (i.e., icp.aol.com, icp.netscape.com, icp.compuserve.com, etc.) and traffic to pages hosted on such domain name shall be deemed to be AOL traffic.

IN ADDITION TO THE FOREGOING, ICP WILL PERFORM SUCH OTHER CUSTOMIZATION OF ITS PRODUCT(S) AS REQUESTED BY AOL AND MUTUALLY AGREED BY THE PARTIES.

HOSTING

ICP will host all pages within the ICP Internet Site on an AOL domain name (e.g., aol.com, compuserve.com, netscape.com, dci.com), and will assume all costs associated with their maintenance and updating. Exceptions to the previous sentence are outlined below:

Reservation System. ICP will host all pages within the Res System and assumes all costs associated with their maintenance and updating. Notwithstanding the previous sentence, AOL reserves the right to host the initial input screen for the Res System (air, car, hotel, cruises, and vacation packages), including but not limited to the following fields: Destination, origin city, number of passengers, date of departure, date of return, preferred airline, preferred rental agency, preferred hotel chain, sort priorities, user id, password, pick-up location, drop-off location.

Fodor's Database. As warranted by technical and performance issues and contractual limitations, AOL may, upon reasonable notice to ICP, elect to host the Fodor's database on its own servers and to pour the data into templates of its design in order to integrate into integrated search or personalization functionality. In such an event, ICP will work with AOL to facilitate the transition from its own servers and to establish a scheduled maintenance and updating procedure based on Fodor's updating schedule, provided that the Parties obtain necessary sublicenses. The Parties will use commercially reasonable best efforts to obtain necessary sublicenses, provided that ICP shall not bear additional fees from Fodor's with such sublicenses.

INTEGRATION

AOL may, in its editorial discretion, integrate third party Content within the Service, including, without limitation, Content of Travel Suppliers, Ancillary Services and Content related to rewards and/or mileage programs. ICP shall integrate such Content into the Service in accordance with the terms of this Agreement, including by making such Content available through a unified search or other UI, provided such integration is technologically and commercially feasible. Any specific references herein to ICP's integration obligations shall in no way limit the generality of this paragraph.


                  SPECIFIC CONTENT & FUNCTIONALITY REQUIREMENTS

1) Reservation Engine

ICP will provide AOL with online booking capabilities via the Sabre CRS for airline tickets, car rentals, hotels and other lodging, Cruises and Vacation Packages. Specific booking requirements appear under categories devoted to Air, Car, Hotel, Vacations, and Preferences & Profiles, below. General booking requirements are as follows:

a) Calendar integration. ICP will integrate CRS-driven information into users' AOL calendar application, including but not limited to reminders, reservations, saved itineraries, reservations on 24-hour hold, and specials, as determined by AOL.

b) Trip Suitcase/My Travel Integration. ICP will integrate information about bookings, reservations, and planned itineraries into AOL's Trip Suitcase/My Travel functionality, as determined by AOL. This information may be displayed automatically on the main screen of a user's My Travel area.

c) ICP will create and maintain user Profiles and Preferences, which can be automatically applied to streamline and narrow a user's search and booking requests. See Profiles & Preferences, below.

d) ICP will co-brand the entire booking process, including all screens appearing within the booking stream, email reservation confirmations and customer-service notices, and any regular mail correspondence including but not limited to paper-based tickets, confirmation notices, one-to-one marketing, etc, each of which shall be subject to AOL's approval, not to be unreasonably withheld or delayed.

e)   ICP will implement changes to the booking engine (functional, design, and
     UI) reasonably requested by AOL and recommended by user testing.

f) ICP will work with AOL to identify ways to either eliminate the registration process, pre-register AOL users, or give non-registered users a trial period that requires no registration.

Airline Reservation Engine

ICP will provide AOL with airline booking functionality that is comparable or superior in scope, flexibility, ease-of-use, and value pricing to the booking products offered on any ICP Interactive Site. As part of its airline booking functionality, ICP will at minimum provide the following in a UI mutually agreed upon by AOL and ICP:

a) Express Air Booking, giving users the ability to find and book a round-trip ticket on user-specified dates and airlines within four screens (currently, such screens are the request screen, selection screen, review screen and confirmation screen).

b) Long-form booking, giving users the maximum number of options for selecting the airline, number of trip legs, date and time of departure.

c) Best Fare Finder, giving users the ability to do lowest fare look-ups for 500 city pairs when the user's travel dates are flexible. For each low-price flight option, ICP will provide a calendar indicating possible days of departure and return. Users will be required to register with ICP/AOL only at the point when the user wishes to access the CRS to check availability and to book. In addition, ICP will merge Best Fare Finder with its regular booking engine to create a unified UI and product offering, using similar concepts to those currently employed by ICP on Yahoo Travel. ICP agrees to work with AOL to customize the way in which such results are displayed.

d) Seating charts, giving users the ability to select their preferred seat from a seating-availability chart. ICP agrees to support the additional customer-service volumes surrounding such functionality.

e) 24-hour-hold capability on all reservations, contingent upon the cooperation and/or acceptance of this functionality by domestic and/or international airlines.

f) Fare Alert emails. Users must be able to specify up to 5 routes (including fare notification start and stop dates) for which they are pricing tickets and receive an e-mail update as soon as the price drops below the user-specified threshold. Upon request and as commercially feasible, ICP will work with AOL to extend this functionality to pager and cell-phone notifications, and also agrees to provide AOL a data feed of Fare Alert updates that can be used to populate My Travel main screens, customized for each registered user.

Placement

ICP's airline booking engine will receive the following placements:

a) Contingent upon AOL design decisions made during the Travel Channel redesign, the input fields for Origin City and Destination City may appear on the main screen of Travel, as well as tabbed selections for one-way, round-trip, and multi-leg travel. Such placement will not feature the ICP brand.

b) Contingent upon AOL design decisions made during the Travel Channel redesign, the ICP Res Engine may appear on two versions of the Air Center screen:

o    A customized Air Center screen displaying the following:

         o The Best Fare Finder results based on user input from the Travel Channel main screen, displayed in a customized UI to be determined by AOL and ICP.

         o The Express round-trip booking module with pre-populated user ID, origin and destination fields.

         o Access to the long-form version of the booking engine.

         o Access to the Preferences & Profiles component of My Travel.

o    A non-customized Air Center screen, displaying the following:

         o Prominent positioning for the input fields for the Express booking module, with the origin city pre-populated with the user's local airport (pending localization).

         o Access to Best Fare Finder

         o Access to the long-form booking engine.

         o Access to the Preferences and Profiles component of My Travel.

c) Contextual integration within the Fodor's Destination Guides and within all other destination-content providers, contingent upon the cooperation of such third-party providers. For all such contextual placements, ICP agrees to provide a pre-populated Express booking module.

d) Contextual integration within the Travel Bargains area, contingent upon the cooperation of the third-party manager of the area. ICP agrees to provide the following:

     o Airfare bargains, specials, and AOL member specials for inclusion within the relevant areas of Travel Bargains. ICP agrees to work with the third-party manager of this area to incorporate its air bargains into the overall bargains database, including adhering to any fielding and attribute requirements.

     o Pre-populated Express booking modules tied to all qualified air bargains managed by the third-party manager of the area. ICP agrees to work with this third-party manager to facilitate implementation.

e) The Express Trip and Airline areas of the Business Travel Center, as long as this area shall exist. See below.

f) ICP will work with AOL to integrate the Res System within all areas where AOL may, in its editorial discretion, request contextual integration of an airline-reservation product. Such areas might include: Personalogic Decision Guides, customized My Travel areas, seasonal feature packages, Travel Interest areas, event-based programming, and local and weekend travel.


Hotel & Lodging Reservation Engine

ICP will provide AOL with hotel- and lodging-booking functionality that is comparable or superior in scope, flexibility, ease-of-use, and value pricing to the booking products offered on any ICP Interactive Site. As part of its lodging-booking functionality, ICP will at minimum provide the following in a UI mutually agreed upon by AOL and ICP:

a) The ability to book hotel rooms at any of more than 40,000 hotels worldwide, including major hotel chains accessed through the Sabre CRS. Smaller inns, hotels, B&Bs, vacation rentals and timeshares accessed via World Res will be implemented by ICP, using ICP's commercially reasonable best efforts, within 90 days of such functionality becoming available to Sabre, the scope of such offerings to equal or exceed that of Vacationspot.com, Rent.net, and RCI. ICP further agrees to work with AOL to create a unified search that allows a user to obtain from a single lodging-search query complete information (possibly in a tabbed set-up) about each available lodging type including "Major Hotel Chains", "Small Inns and Hotels", "Bed-and-Breakfasts," "Vacation Rentals," and "Timeshares."

b) ICP will geo-code and implement proximity searches for all lodging properties appearing within the databases of ICP and its partners.

c) The ability to store member preferences and profiles about hotels that can be used to streamline and narrow hotel searches. These preferences include but are not limited to: preferred hotel chains, guest-reward memberships, all-suite, apartment, bed and breakfast, convention facility, extended stay, first class, historical, luxury, motel, ranch and resort. Up to three preferences may be selected. Additionally, one of the following special amenities may also be searched: business center, meeting facility, pets allowed, casino, recreational facilities, wheelchair accessible, children's program, golf, tennis, fitness center, pool and restaurants.

d) Hotel specials, discounts, and AOL-only member specials for integration into the Hotel Center and Hotel Bargains areas.


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



Placement

ICP's hotel-booking engine will receive the following placements:

a) Contingent upon AOL design decisions made during the Travel Channel redesign, the input fields for Destination City (and possibly date range) may appear on the main screen of Travel. Such placement will not feature the ICP brand.

b) Contingent upon AOL design decisions made during the Travel Channel redesign, the Res System will appear on two versions of the Hotel & Lodging Center screen:

     o A customized Hotel Center screen displaying the following:

       o The input fields for the Hotel booking module, including but not limited to pre-populated user ID and destination fields, as well as input fields for date of arrival and departure, preferred hotel chain, and number of rooms required.

       o A contextual link to the Fodor's-reviewed hotels in that destination.

       o Promotion of any ICP-negotiated hotel or lodging specials in that destination.

       o A contextual link to Bed & Breakfasts in that destination.

       o Access to the Preferences & Profiles component of My Travel.

     o A non-customized Hotel Center screen, displaying the following:

       o Prominent positioning for the input fields for the hotel booking module.

       o Access to the Preferences and Profiles component of My Travel.

       o A link to the Fodor's Hotel Finder.

       o A link to the BedandBreakfasts.com site.

c) Contextual integration with all qualified hotels and lodging within the Fodor's Destination Guides and within all other destination-content providers, contingent upon the cooperation of such third-party providers. For all such contextual placements, ICP agrees to provide a pre-populated booking module.

d) Contextual integration within the Travel Bargains area, contingent upon the cooperation of the third-party manager of the area. ICP agrees to provide the following:

     o Hotel bargains, specials, and AOL-only member specials for inclusion within the relevant areas of Travel Bargains. ICP agrees to work with the third-party manager of this area to incorporate its lodging bargains into the overall bargains database, including adhering to any fielding and attribute requirements.

     o Pre-populated booking modules tied to all qualified lodging bargains offered by the third-party manager of the area. ICP agrees to work with this third-party manager to facilitate implementation.

e) The Express Trip and Hotel areas of the Business Travel Center, as long as this area shall exist. See Business Travel Center, below.

f) ICP will integrate the Res System within all areas where AOL may, in its editorial discretion, request contextual integration of a lodging-reservation product. Such areas might include: Personalogic Decision Guides, customized My Travel areas, seasonal feature packages, Travel Interest areas, event-based programming, and local and weekend travel.

Car-Rental Reservation Engine

ICP will provide AOL with car-rental reservations functionality that is comparable or superior in scope, flexibility, ease-of-use, and value pricing to the booking products offered on any ICP Interactive Site. As part of its rental-reservations functionality, ICP will at minimum provide the following in a UI mutually agreed upon by AOL and ICP:

a) The ability for users to reserve and book rental cars in destinations worldwide from a minimum of 20 rental agencies, including but not limited to Hertz, Avis, Budget, Dollar, National, Enterprise, Alamo, and Payless. Users must be able to specify pick-up and drop-off locations and dates, preferred rental agencies, and car type and/or make.

b)   The ability to search for low-cost rental cars.

c) The ability to store member preferences and profiles about rental cars that can be used to streamline and narrow searches. These preferences include but are not limited to: preferred rental agencies, frequent-rental reward memberships, preferred car size and make.

d) Car-rental specials, discounts, and AOL-only member specials for integration into the Car-Rental Center and Car-Rental Bargains areas.

Placement

ICP's car-rental booking engine will receive the following placements:

a) Contingent upon AOL design decisions made during the Travel Channel redesign, the input fields for the car-rental pick-up location may appear on the main screen of Travel. Such placement will not feature the ICP brand.

b) Contingent upon AOL design decisions made during the Travel Channel redesign, the ICP car-rental booking engine may appear on two versions of the Car-Rental Center screen:

o    A customized Car-Rental Center screen displaying the following:

         o Low-cost rental car search results based on user input from the Travel Channel main screen, displayed in a customized UI to be determined by AOL and ICP.

         o The rental-car booking module with pre-populated user ID and destination fields.

         o Access to the Preferences & Profiles component of My Travel.

o    A non-customized Car-Rental Center screen, displaying the following:

         o Prominent positioning for the input fields for the car-rental booking module.

         o Ability to search for low-cost rental cars

         o Access to the Preferences and Profiles component of My Travel.

c) Contextual integration within the Fodor's Destination Guides and within all other destination-content providers, contingent upon the cooperation of such third-party providers. For all such contextual placements, ICP agrees to provide a pre-populated booking module.

d) Contextual integration within the Travel Bargains area, contingent upon the cooperation of the third-party manager of the area. ICP agrees to provide the following:

     o Car-rental bargains, specials, and AOL member specials for inclusion within the relevant areas of Travel Bargains. ICP agrees to work with the third-party manager of this area to incorporate its car-rental bargains into the overall bargains database, including adhering to any fielding and attribute requirements.

     o Pre-populated car-rental booking modules tied to all qualified rental bargains offered by the third-party manager of the area. ICP agrees to work with this third-party manager to facilitate implementation.

e) The Express Trip and Car areas of the Business Travel Center, as long as this area shall exist. See below.

f) ICP will integrate the Res System within all areas where AOL may, in its editorial discretion, request contextual integration of a car-rental reservation product. Such areas might include: Personalogic Decision Guides, customized My Travel areas, seasonal feature packages, Travel Interest areas, event-based programming, and local and weekend travel.

Vacations

o ICP will offer customized versions of its Vacation Package and Cruise products on AOL that match or surpass its other Web-based offerings in terms of quantity and quality of Cruise and Vacation Packages, and value pricing. Unless otherwise approved by AOL, ICP will provide AOL members with a selection of no fewer than 2,000 Vacation Packages, although ICP agrees to increase this number as necessary to remain competitive within the industry. Substantially all of these packages shall be bookable online.

o ICP will provide the same or a superior level of detail about each trip as is currently found on the www.travelocity.com site. This includes but is not limited to thumbnail sketches of each trip (photo, link to Cruise or trip details, link to Cruise line or resort details, price/price range, and vacation length); itinerary maps; itinerary and activity details; ship profiles with photos; photos of resort rooms; facility/accommodation description; sailing dates; prices; and a booking module or toll-free reservation number.

o ICP will customize its Vacation Packages and Vacation Package search results according to a design spec, UI, and information architecture determined by AOL, and to brand the vacation-finder product as the AOL Vacation Finder. Contingent upon decisions to be made by AOL during the travel-service redesign, AOL will create the following Vacation Package sub-categories:

      o Romance o Family

      o Theme Park

      o Hotel & Resort

      o Golf

      o Skiing

      o Sports

      o Adventure & Active

      o Learning & Culture

      o Cruise

      o Casino Resorts

      o Bargains

o ICP will make its Vacation Packages fully searchable through a unified search. As such, ICP will create a database of all its Vacation Packages with the following search attributes at minimum:

      o Destination

      o Price Range

      o Amenities (pool, child care, etc.)

      o Activities (Swimming, Sailing, Hiking, etc.)

      o All inclusive/ Land Only

      o Months Available

      o Cruise Line or Package Supplier

o In the event that AOL partners with a third-party content provider (e.g., Discovery Channel) that offers its own branded packages, ICP will incorporate them into its own Vacation Package offering and/or integrate such third party provider into AOL's unified search, as technologically and commercially feasible.

o ICP will offer a Vacation Bargains area, consisting of significantly discounted Vacation Packages across all major vacation and Cruise categories. ICP will work with its vacation suppliers to guarantee that all vacation bargains promoted within the Bargains area represent at least a 10% discount off the published package price and that suppliers will not artificially inflate base prices for their packages in order to meet the discount threshold. If technically and commercially feasible, ICP will provide suppliers with a back-end tool to manage their inventory, including the ability to automatically discount packages and enter them into the Bargains area.

o Upon request, ICP agrees to contextually integrate into the Vacation Center links to other AOL services and content including, but not limited, to destination guides, travel interests, and feature articles (dynamically generate from a database).

o ICP will update all of its content in timely fashion, with a frequency that is equal or superior to that of any other Web-based Cruise suppliers. AOL reserves the right to remove the ICP Vacation Packages or categories that are out of date from the Vacation Center and partner with a third-party provider of its choice.

o [***]

o

In addition to the requirements set forth in paragraph 13 below, ICP will operate dedicated, co-branded, toll-free telephone numbers for customer support, travel reservation, booking and availability services with respect to travel vacations for AOL Members, seven days a week. The co-branded toll-free number for travel vacations will be operated from 7:00 am pst to 8:00 pm pst, Monday through Friday, and 8:00 am pst to 7:00 pm pst, Saturday and Sunday. If these hours are not sufficient to meet AOL Members purchasing needs, sales, and customer feedback, these hours will be extended and/or staffing will be increased as mutually agreed by the Parties. . AOL members shall receive the same level of service which ICP provides to its other users, which shall be of a quality that meets or exceeds industry standards. The ICP toll-free number must be prominently displayed throughout the vacation area.

Preferences & Profiles

a) ICP will provide registered AOL users of the Res System with the same or a superior level of personalization, in the form of preferences and profiles, as it currently provides on any ICP Interactive Site. This includes, but is not limited to, the following:

     o The ability to store and apply member preferences and profile information regarding airlines, frequent-flier mileage programs, age, airline seating, airline meals, hotel chains, guest-reward programs, smoking/non-smoking rooms, car-rental agencies, car size and make, and car-rental reward programs.

     o The ability for users to edit, delete, or augment their personal information at any time.

     o The ability for users to apply or disregard their preferences during each booking session.

     o The ability to save itineraries prior to booking, and to access them at any time.

     o The ability to save frequently traveled trips for quick re-booking.

     o The ability for users to see their travel history (e.g., past trips booked through ICP, etc.) for a time period agreed to by AOL and ICP.

     o The ability to include multiple passengers with multiple profiles on a single account.

b) In addition, ICP will ensure that Preview's members are seamlessly transitioned to the ICP back-end with minimum disturbance and churn.

c) AOL reserves the right to host the profiles/preferences of all AOL Members and all users who register with the ICP through an AOL platform. ICP will maintain a mirror database of information required by and/or furnished to ICP by registered users. ICP agrees to work with AOL to develop a bi-directional updating procedure to ensure that AOL Member profiles remain current on both sites.

c) ICP will provide incentive opportunities for non-registrants to sign up for the Service. These include but are not limited to first-time discounts, mileage awards, companion fares, and free gifts.

d) ICP will make any back-end technical modifications necessary to allow AOL to implement progressive personalization, meaning the ability to build up a profile of a member over a long period of time (with their permission), without requiring them to fill out an exhaustive personalization profile.

e) ICP will implement the "trip suitcase" concept, allowing users to "pack" information including, but not limited to, reservations, Vacation Package descriptions, destination content, mini-guides, and Personalogic decision guide results, to assist them in the trip-planning process.


2) Destination Guides

ICP will provide the database of Fodor's-based destination content that is currently maintained and developed by Preview. Upon the expiration of the existing contract with Fodor's, ICP shall use its commercially reasonable best efforts to continue such relationship. This product will consist of the following:

a) Fodor's destination database, currently consisting of over 200 cities, resorts, and islands worldwide, with contextual integration of reservation modules, currency converter, mapping, broadband video, photo galleries, local events, message boards, and book collections.

b) Fodor's Hotel Finder, consisting of an index, search function, and reviews for all hotels appearing in the Fodor's destination database.

c) Fodor's Restaurant Finder, consisting of an index, search function, and reviews for all restaurants appearing in the Fodor's destination database.

d) Fodor's Mini-guides, allowing users to create printable, customized mini-guides of any major destination appearing within the Fodor's database.

e) Where relevant, all pages in the Destination Guides shall have links to the ICP booking engine.

Placement

The Preview-maintained Fodor's database will be carried in the Destination Guides area of the Travel Channel along with other content providers of AOL's choice. At AOL's sole discretion, the destinations content may be contextually integrated or linked into any other area of the service including, but not limited to, the Vacations area; the Hotel, Car, and Air reservation centers; the Bargains and Member Specials area; the Cruise area and other Travel Interests; message boards; and AOL's mapping product. Where relevant, the Destination Guides shall have links to the ICP booking engine.

Branding

AOL reserves the right to sublimate the ICP brand in favor of the Fodor's brand within the destination guides and all related promotions. This includes but is not limited to any tabs, links, advertising, promotions, and pull-down menus related to the Destination Guides product.

Requirements

o Unified Search. ICP will cooperate with AOL in the creation of a unified destination search capable of returning results from multiple content providers including, but not limited to, Fodor's, Rough Guides, Lonely Planet, Travefile, and Mobil Guides.

o Design and UI. AOL and ICP will work together to create a mutually agreed-upon UI, design, and navigation architecture for the Fodor's destination database, although any such design must meet the then-prevailing design specs of the Service and the other Destination Guides product(s).

o Trip Suitcase. ICP will allow users to select and store content selections from the Fodor's destination database in trip "suitcases" or virtual folders as part of the trip-planning process. ICP will cooperate with AOL in the creation of the trip suitcase concept, including making any necessary changes within the database structure or tagging. Under no circumstances will ICP allow members to use Fodor's content within professionally printed customized guidebooks without written permission from Fodor's Travel Publications.

o Hosting. Subject to paragraph entitled "Hosting" above, The Fodor's database will be hosted and maintained by ICP on its own servers.

o Maintenance & Updating. ICP will update the destination content within the database on an annual basis.

o Expansion of Coverage. ICP will extend the breadth and depth of its Fodor's coverage in a mutually agreed-upon timeframe. Extension of coverage includes but is not limited to the introduction of country-based navigation and content (as opposed to city based), including complete coverage of all European countries and all 50 of the United States.

o ICP will cooperate with AOL in the creation of a browse/fantasize component of the Fodor's destination guides involving the creation of introductory text nuggets for use with pop-up balloons and image-mapped country and state/province maps intended to help users select a destination.

o ICP will work with AOL to integrate additional third-party content and services into the destination guides, including but not limited to dynamically rendered feature articles, lowest fares localized to users' airports, additional broadband offerings, local events, HTML-based message boards, Hometown site collections, You've Got Pictures albums, merchandizing, special travel values, bargains, and AOL-only member specials.

o In the event that AOL licenses additional destination content from other providers, ICP will integrate any relevant services controlled by ICP, including but not limited to booking modules, lowest fares, currency conversion, and local events; provided that the foregoing integration is technologically and commercially feasible.


3) Tools & Utilities

Upon request and as commercially and technically feasible, ICP will provide AOL with co-branded versions of the following utilities with UI approved by AOL:

o Flight Paging

o Best Fare Finder

o Currency Converter

o Seat Maps

o Fare Watcher Email

In the event that AOL already offers a utility (e.g., currency converter) also provided by ICP, AOL will use its own version in the Service. The parties will mutually agree on which, if any, utilities will be replaced by ICP utilities. Utilities falling under this clause include: Currency Converter, Miles Manager, Flight Tracker, Flight-Arrival Notification, Fare Aware, International Holiday Calendar, and World Clock. Not included in this clause are utilities that have cross-service carriage, including Maps & Directions and Weather. The Parties will integrate links to the Res System from appropriate tools and utilities (e.g., Best Fare Finder, Seat Maps).

4) Newsletters and Emails

Subject to the terms of this Agreement, including Section 7, ICP may send e-mails directly to AOL users under the following circumstances: reservation confirmations or changes; fare alerts; billing queries; pre-trip reminders and/or services (e.g., weather forecasts, events, etc.); post-trip customer-service queries and survey solicitation (see Survey, below), provided such e-mails are clearly co-branded and do not incorporate or link to any other Web site, including any promotional, sponsorship or advertising links to a third-party or any ICP Interactive Site. Information pertaining to any special offers, discounts, new products, services, and content not directly related to a specific reservation or member query may be sent out only as part of the Travel Channel's umbrella newsletter. Although AOL reserves the right to edit for length and clarity any submissions to the newsletter, AOL will use good-faith attempts to include all qualifying ICP messages in the AOL Travel Newsletter, provided such messages promote features, specials, or content appearing on the Service.

5) Surveys

ICP will cooperate with AOL and a third-party publisher in the creation of an annual travel survey of AOL members for promotion within the AOL service and offline. Given AOL's goal to survey only qualified respondents, ICP will send destination-specific surveys to AOL members returning from trips booked through ICP (e.g., a member returning from a trip to Paris would receive a Paris survey), and to forward completed surveys to AOL for tabulation. ICP will be credited for its role in the annual survey but the survey itself will be co-branded by AOL and the third-party publisher.

6) Bargains

ICP will use commercially reasonable best efforts to make discounts, specials, and promotions that are negotiated with travel suppliers available through AOL's Travel Bargains area, managed by Independent Traveler. This includes, but is not limited to, adhering to standardized protocols for tagging bargains and populating a bargains database. ICP will work with Independent Traveler to develop and maintain a mutually agreed-upon method for delivering and updating bargain information. In addition, ICP will work with Independent Traveler to integrate pre-populated booking modules into all Independent Traveler bargains that can be booked through the Res System.

7) AOL Member Specials

ICP will use commercially reasonable best efforts to secure a regular supply of AOL member-only specials from travel suppliers that are bookable through the Res System. Such specials include but are not limited to significant price discounts, mileage incentives, free gifts, and perks.

Placement

AOL Member Specials will receive the following placements, contingent upon navigation-architecture decisions made during the Travel Channel redesign:

a) On the main screen of registered users' My Travel areas, where relevant and contingent upon promotional space availability.

b)   Within the AOL Member Specials area of Travel Bargains (see above)

c) On Air, Car, and Hotel Center screens, where relevant and contingent upon programming-space availability.

d) Within the Travel Channel newsletter, contingent upon programming-space availability.

8) Broadband including AOL Plus

ICP will make available to AOL all broadband assets under its control (or to which it has rights) for integration into AOL Plus. These include but are not limited to the video, photographic, and slideshow assets of News Net. In addition, ICP will integrate into its AOL-only services any broadband assets that AOL may provide by itself or through designated third-party suppliers including, but not limited to, IPIX and Discovery Channel. Where relevant, these broadband assets shall be used to funnel reservations to the Res System. ICP will provide ongoing supply of travel videos, some of which may include Veon and/or IPIX enhancements.


9) Localization

ICP will cooperate with AOL in the delivery of localized content to its members, either using the billing addresses of AOL and CompuServe members or via a user opt-in process on other platforms. To that end, ICP will make any necessary back-end technical modifications to permit a localized data feed in the following products, if available:

a)   Fare Finder or Best Fare Finder

b)   Air-inclusive Vacation Packages or specials.

c) Lodging specials and discounts, including bed and breakfasts, small inns, vacation rentals, timeshares, and chain hotels.

d)   Internet specials (air, car, and hotel), including weekend E-fares.

e)   Travel bargains or special offers, including air, car, hotel, and Cruise.

f)   Local events and attractions (e.g., festivals, ski passes, etc.)

10) Community

ICP will use commercially reasonable best efforts to integrate, with the goal of integrating with 90 days after such request of AOL, AOL's community products into the Service, ICP Internet Site or ICP Programming, as designated by AOL. These products include but are not limited to message boards; chats; Hometown and selected Hometown sites; You've Got Pictures and selected member photo albums; and member reviews and ratings for hotels, restaurants, Vacation Packages, and attractions. In the meantime, ICP will provide its existing member ratings and review product for hotels, Vacation Packages, and restaurants.

11) Content Partners

a) ICP will cooperate with existing partners within the Service as long as their AOL contracts endure for the purpose of integrating content and utilities to develop a better product and travel buying experience for AOL's Members, provided the foregoing is technologically and commercially feasible. These partners include, but are not limited to, Independent Traveler, Family Travel Network, Vicinity or its equivalent, Bedandbreakfast.com, Travelon, Trip.com (Res Engine excluded), Max Miles, Cendant, Travelfile, and Planet Out.

b) ICP understands AOL's intention to integrate into its travel service additional content and utility providers, including but not limited to Rough Guides, Mobil Guides, Lonely Planet, and GORP. In the event that AOL partners with any third-party provider, ICP will use commercially reasonable best efforts to integrate its booking modules and products into the content and services of the new partner.

c) In the event that AOL and ICP hold contracts with the same third-party supplier (e.g., bedandbreakfast.com), AOL will continue to maintain its relationship with the third party. The Parties will mutually agree upon which contracts provide the greatest value for the Parties, including superior products and maximizing revenue.

12) Business Travel Center

ICP will provide booking modules for the Air, Car, Hotel and Express Trip areas of the existing AOL Business Travel Center

13) Co-Branded Toll Free Number

o ICP will establish, obtain and operate dedicated, co-branded, toll-free telephone numbers for customer support, travel reservation, booking and availability services for AOL Members, seven days a week. The Parties shall mutually agree upon the co-branding attribution and branding. AOL members shall receive the same level of service which ICP provides to its other users, which shall be of a quality that meets or exceeds industry standards. The ICP toll-free number shall be displayed in areas of the AOL Properties as the Parties shall agree.


14) Travel Interests

In the event that ICP creates content and utilities around specific travel interests such as skiing or family travel, AOL agrees to review ICP's product for possible integration into the Service. Under no circumstances shall AOL pay ICP for such products.

                            EXHIBIT B -- DEFINITIONS

DEFINITIONS. The following definitions shall apply to this Agreement:

ADVERTISING. Advertisements or promotions, banners, buttons, pointers, integration, links, sponsorships and similar services and rights.

ADVERTISING REVENUE. The aggregate amount of all cash paid or payable to AOL for Advertising that has been sold for placement on the pages described in Section
4.2.1 (other than local advertising on Digital City) and all carriage, performance and other Advertising-related fees or revenues, at such time as such cash is recognized as revenue by AOL in accordance with applicable generally accepted account principles, less (i) actual third party commissions, (ii) AOL sales expenses not to exceed [***] of such aggregate amount, (iii) all other amounts, fees and revenues received by AOL that are not related to Advertising, including without limitation, license fees, web design fees and revenues from software sales, in each case, only if derived from an agreement entered into on a good faith, bona fide basis without the intention of minimizing Advertising revenues and (iv) any amounts not collected by AOL and more than ninety (90) days past due.

AFFILIATE. Any agent, distributor, or franchisee of AOL, or an entity in which AOL or ICP holds at least a nineteen percent (19%) equity interest.

AOL DIRECT COMPETITOR. (a) an entity who offers either: (i) online or Internet connectivity services (e.g., an Internet service provider); or (ii) an interactive portal site or portal service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service); and (b) [***]. AOL shall have the right to substitute other entities which are online shopping channels for entities already on the foregoing list every six months, provided that the total number of entities on the list shall not include more than eight (8) entities.

AOL PLUS. The specific Content and functionality which is available through the U.S. version of the America Online brand service and which is accessible solely through a high speed (generally over 100 kbps) broadband distribution platform, specifically excluding (a) the components of the AOL Service accessible through narrowband distribution platforms, (b) AOL.com, any AOL Interactive Site and the international versions of an America Online service (e.g., AOL Japan) and any broadband component available through such AOL Properties and versions (c) the CompuServe brand service and any other CompuServe products or services whether broadband or narrowband, (d) Netscape Netcenter and any other Netscape products or services whether broadband or narrowband, (e) "ICQ" "AOL NetFind," "AOL Instant Messenger," "Digital City" "NetMail," "Real Fans", "Love@AOL", "Entertainment Asylum," "AOL Hometown" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online brand service or the broadband component thereof, (f) any programming or content area offered by or through the U.S. version of the America Online brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), whether broadband or narrowband, (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online brand service whether broadband or narrowband, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the date of this Agreement and (i) any other version of an America Online service and (and broadband Content associated therewith) which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service and any version distributed through any platform or device other than a desktop personal computer.

AOL SERVICE. The narrow-band U.S. version of the America Online(R) brand service, specifically excluding (a) AOL.com and any other AOL interactive site,
(b) the international versions of an America Online service (e.g., AOL Japan),
(c) the CompuServe(R) brand service and any other CompuServe products or services, (d) Netscape Netcenter(TM) and any other Netscape(R) products or services, (e) "ICQ(TM)," "AOL NetFind(TM)," "AOL

Instant Messenger(TM)," "Digital City(TM)," "NetMail(TM)," "Love@AOL", "Entertainment Asylum," "AOL Hometown" or any similar independent product, service or property which may be offered by, through or with the U.S. version of the America Online(R) brand service, (f) any programming or content area offered by or through the U.S. version of the America Online(R) brand service over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through the U.S. version of the America Online(R) brand service, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the date of this Agreement and (i) any other version of an America Online service which is materially different from the narrow-band U.S. version of the America Online brand service, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the service and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL.COM. AOL's primary Internet-based interactive site marketed under the "AOL.COM(TM)" brand, specifically excluding (a) the AOL Service, (b) any international versions of such site, (c) CompuServe.com, Netscape Netcenter, any other CompuServe or Netscape products or services or interactive sites, (d) "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)" or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division, (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the date of this Agreement and (i) any other version of an America Online Interactive Site which is materially different from AOL's primary Internet-based Interactive Site marketed under the "AOL.COM(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

AOL LOOK AND FEEL. The distinctive and particular elements of graphics, design, organization, presentation, layout, user interface, navigation, trade dress and stylistic convention (including the digital implementations thereof) within the AOL Network and the total appearance and impression substantially formed by the combination, coordination and interaction of these elements.

AOL MEMBER(S). Subscribers to the AOL Service or CompuServe Service (including any sub-accounts under an authorized master account) and authorized users of any portion of the AOL Network.

AOL NETWORK. (i) The AOL Service, as well as AOL.com, Compuserve Service, Netscape Netcenter, Digital City and AOL Plus, and (ii) any other product or service owned, operated, distributed or authorized to be distributed by or through AOL or its Affiliates worldwide through which such party elects to offer the ICP Internet Site, ICP Programming and/or Licensed Content (which may include, without limitation, AOL-related Internet sites, "offline" information browsing products, international versions of the AOL brand service, or Compuserve).

AOL PROPERTIES. The AOL Service, AOL.com, the Compuserve Service, Netscape Netcenter, Digital City and AOL Plus.

AOL USER. Those AOL Members who purchase products through the ICP Internet Site or the ICP Programming.

CHANGE OF CONTROL. (a) The consummation of a reorganization, merger or consolidation or sale or other disposition of substantially all of the assets of a party or (b) the acquisition by any individual, entity or group (within the





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

meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1933, as amended) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of either (i) the then outstanding shares of common stock of such party; or (ii) the combined voting power of the then outstanding voting securities of such party entitled to vote generally in the election of directors.

COMPUSERVE SERVICE. The standard HTML version of the narrow-band U.S. version of the CompuServe brand service, specifically excluding (a) any international versions of such service (e.g., NiftyServe), (b) any web-based service including "CompuServe.com", "cserve.com" and "cs.com", or any similar product or service offered by or through the U.S. version of the CompuServe brand service, (c) Content areas owned, maintained or controlled by CompuServe affiliates or any similar "sub-service," (d) any programming or Content area offered by or through the U.S. version of the CompuServe brand service over which CompuServe does not exercise complete or substantially complete operational control (e.g., third-party Content areas), (e) any yellow pages, white pages, classifieds or other search, directory or review services or Content (f) any co-branded or private label branded version of the U.S. version of the CompuServe brand service, (g) any version of the U.S. version of the CompuServe brand service which offers Content, distribution, services or functionality materially different from the Content, distribution, services or functionality associated with the standard, narrow-band U.S. version of the CompuServe brand service, including, without limitation, any version of such service distributed through any platform or device other than a desktop personal computer, (h) any property, feature, product or service which CompuServe or its affiliates may acquire subsequent to the date of this Agreement, (i) the America Online brand service and any independent product or service which may be offered by, through or with the U.S. version of the America Online brand service and (j) the HMI versions of the CompuServe brand service.

COMPUSERVE.COM. CompuServe's primary Internet-based Interactive Site marketed under the "CompuServe.com(TM)" brand, specifically excluding (a) the CompuServe Service and AOL Service, (b) any international versions of such site, (c) AOL.com, Netscape Netcenter, any other AOL or Netscape products or services or interactive sites, (d) "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)" or any similar independent product or service offered by or through such site or any other AOL or CompuServe Interactive Site,
(e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. versions of the America Online(R) brand service or CompuServe brand service which was operated, maintained or controlled by the former AOL Studios division,
(g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL or CompuServe Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the date of this Agreement and
(i) any other version of an AOL or CompuServe Interactive Site which is materially different from CompuServe's primary Internet-based Interactive Site marketed under the "CompuServe.com(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer.

COMMISSIONS. The aggregate amount of standard gross commissions (based on commission schedules published in the GDS and available for review by all approved ARC agencies) paid to or received by ICP or its agents which are generated from AOL Members using the ICP Internet Site or ICP Programming through the AOL Properties and/or from the co-branded toll-free telephone number(s), in each case less all third party refunds, rebates, exchanges, and/or taxes. Commissions shall include Overrides.

CONFIDENTIAL INFORMATION. Any information relating to or disclosed in the course of this Agreement, which is, or should be reasonably understood to be, confidential or proprietary to the disclosing Party, including, but not limited to, the material terms of this Agreement, information about AOL Members, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, projections and marketing data. "Confidential Information" shall not include information (a) already lawfully known to or independently developed by the receiving Party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party.

CONTENT. Text, images, video, audio (including, without limitation, music used in time relation with text, images, or video), and other data, products, services, advertisements, promotions, links, pointers, technology and software.

CONTRACT YEAR. Any twelve (12) month period commencing on the Launch Date or any anniversary thereof.

CORE SYSTEMS. The systems between the RMG and the Travel Systems, that serve as the back-end systems for the Res System.

CRUISE. Any offer solely relating to travel by ocean liner which is offered directly by a travel agent and reserved through a CRS.

DCI AGREEMENT. The enhanced insertion order between Travelocity and Digital City, if any, entered into by such parties prior to the Merger Date of the Agreement and after the date of execution of the Agreement.

DIGITAL CITY. The standard, narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, specifically excluding (a) the AOL Service, AOL.com or any other AOL Interactive Site, (b) any international versions of such local content offerings, (c) the CompuServe(R) brand service and any other CompuServe products or services (d) "Driveway," "ICQ(TM)," "AOL NetFind(TM)," "AOL Instant Messenger(TM)," "Digital City," "NetMail(TM)," "Love@AOL", "Entertainment Asylum," "AOL Hometown," "My News" or any similar independent product, service or property which may be offered by, through or with the standard narrow band version of Digital City's local content offerings, (e) any programming or Content area offered by or through such local content offerings over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such local content offerings, (g) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the date of this Agreement, (h) any other version of a Digital City local content offering which is materially different from the narrow-band U.S. version of Digital City's local content offerings marketed under the Digital City(R) brand name, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded version of the offerings and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer, and (i) Digital City- branded offerings in any local area where such offerings are not owned or operationally controlled by AOL, Inc. or DCI (e.g., Chicago, Orlando, South Florida, and Hampton Roads).

FORCE MAJEURE EVENT. Acts of God, war, warlike conditions, strikes or other labor disputes, work stoppage, fire, flood, communications failures of third party suppliers, valid or invalid acts of government or any other cause, whether similar or dissimilar, beyond the reasonable control of a Party.

ICP COMPETITOR means: [***]

(b) [***]

(ii) each Competitive Person, if any, added to the list of ICP Competitors at any time during each of the five (5) consecutive twelve (12) month periods following the date of execution of this Agreement, provided that, subject to ICP's rights under clause (iii) below, only one (1) Competitive Person may be added to the list of ICP Competitors during each such twelve (12) month period; and

(iii) so long as this Agreement has not been converted to the OEM Alternative, any other person or entity which ICP has elected, in its sole discretion, to substitute for an existing Competitive Person and, provided that any Competitive Person removed from the list of Competitive Persons pursuant to this clause
(iii) may at any time (prior to the conversion of this Agreement to the OEM Alternative) be re-included on such list if another Competitive Person is removed therefrom and provided, further, that ICP may substitute a Competitive Person to the list of Competitive Persons no more than one (1) time in each of the five (5) consecutive 12 month periods referred to above.

[***

Notwithstanding anything to the contrary, each time that ICP desires to either substitute a new Competitive Person for a Competitive Person already on the list of Competitive Persons pursuant to clause (iii) or add a new Competitive Person to the list of Competitive Persons pursuant to clause (ii), ICP shall provide written notice thereof to AOL. If AOL executes a definitive agreement with such Competitive Person within 30 days of ICP's notice to AOL, pursuant to which such Competitive Person provides services that would otherwise be prohibited by
Section 3.1, such agreement must have a term of less than one year from the time such services launch on the AOL Properties and shall be non-renewable and may not be extended for so long as such Competitive Person remains on the list of Competitive Persons. If AOL does not execute a definitive agreement with such Competitive Person within such 30-day period, then AOL shall be precluded from entering into an agreement with such person or entity for so long as such persons or entity remains on the list of Competitive Persons set forth above.

ICP INTERACTIVE SITE. Any interactive site or area (other than ICP Programming), including any mirrored site or area, which is managed, maintained or owned by ICP or its agents or to which ICP provides and/or licenses information, content or other materials, including, by way of example and without limitation, (i) an ICP site on the World Wide Web portion of the Internet or (ii) a channel or area delivered through a "push" product such as the Pointcast Network or interactive environment such as Microsoft's proposed Active Desktop or interactive television service such as WebTV.

ICP INTERNET SITE. Each of the versions of the www.travelocity.com Internet site which are customized for distribution through the AOL Network in accordance with this Agreement. The www.travelocity.com Internet site shall mean the site, currently located at www.travelocity.com and any successor thereto, and any Content offered on or through such site. It shall not include the generally available version of the www.travelocity.com site or any other version of such site other than the version customized for distribution through this Agreement.

ICP PRESENCE. Any (a) ICP trademark or logo, (b) headline or picture from ICP Content, (c) teaser, icon, or link to the ICP Internet Site or ICP Programming or the Service and/or (d) other Content which originates from, describes or promotes ICP or ICP's Content or the Service.

ICP PROGRAMMING. Any (a) area within the AOL Network which is developed, programmed, and/or managed by ICP, in whole or in part, pursuant to this Agreement and all Content thereon (including, without limitation, message boards, chat and other AOL Member-supplied content areas contained therein) and
(b) Content provided to AOL by or on behalf of ICP pursuant to this Agreement for distribution on or through the AOL Network other than on the ICP Internet Site. ICP Programming shall include without limitation, the Res System.

IMPRESSION. User exposure to an ICP Presence, as such exposure may be reasonably determined and measured by AOL in accordance with its standard methodologies and protocols.

INDUSTRY AIRLINE SYSTEMS. The computer reservation systems operated under the brand names or trade names ABACUS, AMADEUS, APOLLO, GALILEO, GEMINI, GETS, SYSTEM ONE, SABRE and WORLDSPAN, and any successors thereto.

INTERACTIVE SERVICE. An entity who offers either: (i) online or Internet connectivity services (e.g., an Internet service provider); or (ii) an interactive portal site or portal service featuring a broad selection of aggregated third party interactive content (or navigation thereto) (e.g., an online service or search and directory service) and/or marketing a broad selection of products and/or services across numerous interactive commerce categories (e.g., an online mall or other leading online commerce site); (iii) a persistent desktop client; or (iv) communications software capable of serving as the principal means through which a user creates, sends or receives electronic mail or real time or "instant" online messages (whether by telephone, computer or other means), including without limitation, greeting cards.

KEYWORD SEARCH TERMS. (a) The Keyword(TM) online search terms made available on the AOL Service, combining AOL's Keyword(TM) online search modifier with a term or phrase specifically related to ICP (and determined in accordance with the terms of this Agreement), and (b) the Go Word online search terms made available on CompuServe, combining CompuServe's Go Word online search modifier with a term or phrase specifically related to ICP and determined in accordance with the terms of this Agreement).

LAUNCH DATE. April 1, 2000.

LICENSED CONTENT. All Content provided by or on behalf ICP or its agents on or through the ICP Internet Site and/or the AOL Network in connection with the subject matter of this Agreement, including without limitation all ICP Programming.

MERGER. The merger contemplated by the Merger Agreement.

MERGER AGREEMENT. That certain Agreement and Plan of Merger dated as of October 3, 1999 between Sabre, ICP, Travelocity.com Inc. and Preview.

MERGER DATE.  The date of closing of the Merger.

NETSCAPE NETCENTER. Netscape Communications Corporation's primary Internet-based interactive site marketed under the "Netscape Netcenter(TM)" brand, specifically excluding (a) the AOL Service and the CompuServe Service, (b) AOL.com and CompuServe.com, (c) any international versions of such site, (d) "ICQ," "AOL Netfind(TM)," "AOL Instant Messenger(TM)," "NetMail(TM)," "AOL Hometown," "My News," "Digital City(TM)," or any similar independent product or service offered by or through such site or any other AOL Interactive Site, (e) any programming or Content area offered by or through such site over which AOL does not exercise complete operational control (including, without limitation, Content areas controlled by other parties and member-created Content areas), (f) any programming or Content area offered by or through the U.S. version of the America Online(R) brand service which was operated, maintained or controlled by the former AOL Studios division (e.g., Electra), (g) any yellow pages, white pages, classifieds or other search, directory or review services or Content offered by or through such site or any other AOL Interactive Site, (h) any property, feature, product or service which AOL or its affiliates may acquire subsequent to the date of this Agreement and (i) any other version of an AOL or Netscape Communications Corporation Interactive Site which is materially different from Netscape Communications Corporation's primary Internet-based Interactive Site marketed under the "Netscape Netcenter(TM)" brand, by virtue of its branding, distribution, functionality, Content or services, including, without limitation, any co-branded versions and any version distributed through any broadband distribution platform or through any platform or device other than a desktop personal computer (e.g. Custom NetCenters built specifically for third parties).

OVERRIDES. The aggregate amounts received from airlines by ICP or its agents for performance over and above standard sales targets set by such airlines, including without limitation, any amounts based on percentage of target volume, flat fee arrangements, or other non-cash incentives.

PREVIEW.  Preview Travel, Inc., a Delaware corporation.

PREVIEW AGREEMENT. The Interactive Services Agreement, dated as of September 1, 1997, between AOL and Preview and the Database Agreement, dated as of September 25, 1997, between AOL and Preview.

PRODUCT. Any product, good or service which ICP (or others acting on its behalf or as distributors) offers, sells, provides, distributes or licenses to AOL Users directly or indirectly through (i) the ICP Internet Site or ICP Programming (including through any Interactive Site linked thereto), (ii) any other electronic means directed at AOL Users (e.g., e-mail offers), or (iii) an "offline" means (e.g., toll-free number) for receiving orders related to specific offers within the ICP Internet Site or ICP Programming requiring purchasers to reference a specific promotional identifier or tracking code, including, without limitation, products sold through surcharged downloads (to the extent expressly permitted hereunder).

QUALIFIED TRAVEL SUPPLIER. Any national or international Travel Supplier offering a Reservations Engine and booking and availability functionality for air, rental car, hotels, Cruises, and/or Vacation Packages under its own brand and paying AOL annual Advertising Revenues in excess of [***] for Advertising on the AOL Properties or receiving permanent promotional placements on any main channel screen of an AOL Property.

RES SYSTEM. The ICP brand computerized reservations system, which includes a screen interface and programming behind the screen that is connected to the Core Systems that is connected to the Travel Systems, together with the Core Systems and the RMG.

RESERVATION ENGINE. A computerized reservations system that provides consumers with flight and fare information and the ability to make reservations and purchase tickets on all airlines whose information is general available through Industry Airline Systems and also provides hotel and car rental reservation information (and the ability to make those reservations).

RMG. The remote managed gateway connecting the AOL Network to the Core Systems and the Travel Systems. ICP will be responsible for maintenance of the part of the RMG connecting the Core Systems up to the RMG Focal Point.

RMG FOCAL POINT. The focal point within the RMG in which ICP's and AOL's equipment and software directly interface (i.e., connect).

SERVICE. The Travel Channels of the AOL Properties, including the ICP Programming contained therein, and the ICP Internet Site.

SABRE. Sabre Inc., a Delaware Corporation.

TERM. The period beginning on the Merger Date and ending upon the expiration or earlier termination of this Agreement, including all extensions or continuations of this Agreement including, without limitation, any extension related to the OEM Alternative.

TRAVEL CHANNEL. The following travel channels in the AOL Properties specified, as well as any and all successors: AOL Service travel channel, AOL.com travel webcenter, Netscape travel channel, AOL Plus travel channel or department, Compuserve travel channel and the Digital City travel department.

TRAVEL INFORMATION/RESERVATIONS. Travel information, pricing and reservations for, among other things, airlines, hotels, and car rentals, all as generally available through the major Airline Systems.

TRAVEL SUPPLIER. Any supplier of travel services, such as, without limitation, airlines, hotels, rental car companies, cruise lines, and vacation packages and other third party travel-related services selling under their own brands.

TRAVEL SYSTEMS. Any computerized reservations systems that provide booking and availability information (and the ability to make reservations) on (i) all airlines whose information is generally available through Industry Airline Systems and (ii) with respect to hotels, car rentals, cruise supplies, and other travel service information.

TRAVELOCITY AGREEMENT. Trademark License Agreement, dated December 24, 1997, between Netscape Communications Corporation and The Sabre Group, Inc.; and Netscape Communications Corporation Marketplace Services Agreement, dated December 23, 1997, between Netscape Communications Corporation and The Sabre Group, Inc.

VACATION PACKAGES. Any leisure travel offer involving two or more of the following travel features: air, hotel (or other lodging), car (or other land transportation), Cruises, adventure, which is offered directly by a travel agent and reserved through a CRS.

                EXHIBIT C -- STANDARD LEGAL TERMS AND CONDITIONS


I.  AOL NETWORK

CONTENT. ICP represents and warrants that all Content contained within the ICP Internet Site and ICP Programming and all Licensed Content (i) does and will conform to AOL's applicable Terms of Service, the terms of this Agreement and any other standard, written policy of AOL and any applicable AOL Property, (ii) does not and will not infringe on or violate any copyright, trademark, U.S. patent, rights of publicity, moral rights or any other third party right, including without limitation, any music performance or other music related rights, and (iii) does not and will not contain any Content which violates any applicable law or regulation ((i), (ii) and (iii) collectively, the "Rules"). In the event that AOL notifies ICP in writing that any such Content, as reasonably determined by AOL, does not comply or adhere to the Rules, then ICP shall use its best efforts to block access by AOL Members to such Content. In the event that ICP cannot, through its best efforts, block access by AOL Members to such Content in question, then ICP shall provide AOL prompt written notice of such fact. AOL may then, at its option, either (i) restrict access from the AOL Network to the Content in question using technology available to AOL or (ii) in the event access cannot be restricted, direct ICP to remove any such Content. ICP will cooperate with AOL's reasonable requests to the extent AOL elects to implement any such access restrictions.

AOL NETWORK DISTRIBUTION. ICP shall not authorize or permit any third party to distribute any Content of ICP through the AOL Network absent AOL's prior written approval. The distribution, placements and/or promotions described in this Agreement or otherwise provided to ICP by AOL shall be used by ICP solely for its own benefit, will link to and promote solely the Licensed Content within the ICP Internet Site or ICP Programming expressly described on Exhibit A and will not be resold, traded, exchanged, bartered, brokered or otherwise offered or transferred to any third party or contain any branding other than ICP's branding. Further, the Content of all such distribution, placements and promotions shall be subject to AOL's policies relating to advertising and promotion, including those relating to AOL's exclusivity commitments and other contractual preferences to third parties.

CHANGES TO AOL PROPERTIES. AOL reserves the right to redesign or modify the organization, structure, "look and feel," navigation and other elements of the AOL Service, AOL.com, the CompuServe Service, Netscape Netcenter or any other AOL Property, including without limitation, by adding or deleting channels, subchannels and/or screens. If AOL eliminates or modifies an area on an AOL Property in a manner that substantially modifies the nature of the distribution required under this Agreement in a material adverse fashion, AOL will work with ICP in good faith to provide ICP, as its sole remedy, with comparable distribution reasonably satisfactory to ICP.

CONTESTS. ICP shall ensure that any contest, sweepstakes or similar promotion conducted or promoted through the ICP Internet Site and/or ICP Programming (a "Contest") complies with all applicable laws and regulations. ICP shall provide AOL with (i) at least thirty (30) days prior written notice of any Contest and
(ii) upon AOL's request, an opinion from ICP's counsel confirming that the Contest complies with all applicable federal, state and local laws and regulations.

DISCLAIMERS. Upon AOL's request, ICP agrees to include within the ICP Internet and/or ICP Programming a disclaimer indicating that all Licensed Content (including any products and services) is provided solely by ICP and not AOL, and any transactions are solely between ICP and AOL Users using or purchasing such Licensed Content and AOL is not responsible for any loss, expense or damage arising out of the Licensed Content or services provided through the ICP Internet Site or ICP Programming (e.g., "In no event shall AOL nor any of its agents, employees, representatives or affiliates be in any respect legally liable to you or any third party in connection with any information or services contained herein and AOL makes no warranty or guaranty as to the accuracy, completeness, correctness, timeliness, or usefulness of any of the information contained herein"). ICP shall not in any manner state or imply that AOL recommends or endorses ICP or its Content.

REWARDS PROGRAMS. ICP shall not offer, provide, implement or otherwise make available on the ICP Internet Site or ICP Programming any promotional programs or plans that are intended to provide customers with rewards or benefits in exchange for, or on account of, their past or continued loyalty to, or patronage or




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

purchase of, the products or services of ICP or any third party (e.g., a promotional program similar to a "frequent flier" program), unless such promotional program or plan is provided exclusively through AOL's "AOL Rewards" program, accessible on the AOL Service at Keyword: "AOL Rewards."

AOL LOOK AND FEEL. ICP acknowledges and agrees that AOL shall own all right, title and interest in and to the AOL Look and Feel. In addition, AOL shall retain editorial control over the portions of the AOL pages and forms which frame the ICP Internet Site or ICP Programming (the "AOL Frames"). AOL may, at its discretion, incorporate navigational icons, links and pointers or other Content into such AOL Frames.

OPERATIONS. AOL shall be entitled to require reasonable changes to the ICP Internet Site and ICP Programming to the extent such site will, in AOL's good faith judgment, adversely affect operations of the AOL Network.

CLASSIFIEDS. ICP shall not implement or promote any classifieds listing features through ICP Programming without AOL's prior written approval. Such approval may be conditioned upon, among other things, ICP's conformance with any then-applicable service-wide technical or other standards related to online classifieds.

MESSAGE BOARDS; CHAT ROOMS AND COMPARABLE VEHICLES. Any Content submitted by ICP or its agents within AOL message boards, AOL chat rooms or any comparable AOL vehicles will be subject to the license grant relating to submissions to "public areas" set forth in the AOL Terms of Service. ICP acknowledges that it has no rights or interest in AOL Member submissions to message boards, chat rooms or any other vehicles through which AOL Members may make submissions within the AOL Network. ICP will refrain from editing, deleting or altering, without AOL's prior approval, any opinion expressed or submission made by an AOL Member within ICP Programming except in cases where ICP has a good faith belief that the Content in question violates an applicable law, regulation, third party right or the applicable AOL Property's Terms of Service.

DUTY TO INFORM. Each party shall promptly inform the other party of any information related to the ICP Internet Site, ICP Programming or the Licensed Content which could reasonably lead to a claim, demand or liability of or against the other party and/or its affiliates by any third party.

RESPONSE TO QUESTIONS/COMMENTS. Each party shall respond promptly and professionally to questions, comments, complaints and other reasonable requests regarding the ICP Internet Site, ICP Programming or the Licensed Content, and shall cooperate and assist the other party in promptly answering the same.

STATEMENTS THROUGH AOL NETWORK. Neither party shall make, publish, or otherwise communicate any deleterious remarks concerning the other party or its affiliates, directors, officers, employees, or agents (including, without limitation, the other party, AOL's business projects, business capabilities, performance of duties and services, or financial position) which remarks are based on the relationship established by this Agreement or information exchanged hereunder. This section is not intended to limit good faith editorial statements made by a party based upon publicly available information, or information developed by ICP independent of its relationship with AOL and its employees and agents.

PRODUCTION WORK. In the event that ICP requests any AOL production assistance, ICP shall work with AOL to develop detailed production plans for the requested production assistance (the "Production Plan"). Following receipt of the final Production Plan, AOL shall notify ICP of (i) AOL's availability to perform the requested production work, (ii) the proposed fee or fee structure for the requested production work and (iii) the estimated development schedule for such work. To the extent the Parties reach agreement regarding implementation of agreed-upon Production Plan, such agreement shall be reflected in a separate work order signed by the Parties. All fees to be paid to AOL for any such production work shall be paid in advance. To the extent ICP elects to retain a third party provider to perform any such production work, work produced by such third party provider must generally conform to AOL's production standards available at Keyword "Styleguide." The specific production resources which AOL allocates to any production work to be performed on behalf of ICP shall be as determined by AOL in its sole discretion. With respect to any routine production, maintenance or related services which AOL reasonably determines are necessary for AOL to perform in order to support the proper functioning and integration of the Anchor Tenant Button and the ICP Internet Site ("Routine Services"), ICP will pay the then-standard fees charged by AOL for such Routine Services.

PRODUCTION TOOLS. AOL shall determine in its sole discretion, which of its proprietary publishing tools (each a "Tool") shall be made available to ICP in order to develop and implement the Licensed Content during the Term. ICP shall be granted a nonexclusive license to use any such Tool, which license shall be subject to: (i)




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

ICP's compliance with all rules and regulations relating to use of the Tools, as published from time to time by AOL, (ii) AOL's right to withdraw or modify such license at any time, and (iii) ICP's express recognition that AOL provides all Tools on an "as is" basis, without warranties of any kind.

TRAINING AND SUPPORT. AOL shall make available to ICP standard AOL training and support programs necessary to produce any AOL areas hereunder. ICP can select its training and support program from the options then offered by AOL. ICP shall be responsible to pay the fees associated with its chosen training and support package. In addition, ICP will pay travel and lodging costs associated with its participation in any AOL training programs (including AOL's travel and lodging costs when training is conducted at ICP's offices).

EXPIRATION DATE. If the expiration date of this Agreement changes pursuant to
Section 8.3, the Parties shall record such expiration date in a written instrument signed by both Parties promptly following the determination of such expiration date pursuant to Section 8.3; provided that, in the absence of such a written instrument, the expiration date shall be as reasonably determined by AOL and ICP based on the information available to AOL.

KEYWORDS. Any Keyword Search Terms to be directed to the ICP Internet Site shall be (i) subject to availability for use by ICP and (ii) limited to the combination of the Keyword(TM) search modifier combined with a registered trademark of ICP. AOL reserves the right to revoke at any time ICP's use of any Keyword Search Terms which do not incorporate registered trademarks of ICP. ICP acknowledges that its utilization of a Keyword Search Term will not create in it, nor will it represent it has, any right, title or interest in or to such Keyword Search Term, other than the right, title and interest ICP holds in ICP's registered trademark independent of the Keyword Search Term. Without limiting the generality of the foregoing, ICP will not: (a) attempt to register or otherwise obtain trademark or copyright protection in the Keyword Search Term; or (b) use the Keyword Search Term, except for the purposes expressly required or permitted under this Agreement. This Section shall survive the completion, expiration, termination or cancellation of this Agreement.

ACCOUNTS. To the extent AOL has granted ICP any accounts on the AOL Service, ICP will be responsible for the actions taken under or through its accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any account issued to ICP, but ICP will not be liable for charges incurred by any account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear. Upon the termination of this Agreement, all accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any such account.

CUSTOMER SERVICE. It is the sole responsibility of ICP to provide customer service to persons or entities purchasing Products through the AOL Network ("Customers"). ICP will bear full responsibility for all customer service, including without limitation, order processing, billing, fulfillment, shipment, collection and other customer service associated with any Products offered, sold or licensed through the ICP Internet Site or ICP Programming, and AOL will have no obligations whatsoever with respect thereto. ICP will receive all e-mails from Customers via a computer available to ICP's customer service staff and generally respond to such e-mails within one business day of receipt. ICP will receive all orders electronically and generally process all orders within one business day of receipt, provided Products ordered are not advance order items. ICP will ensure that all orders of Products are received, processed, fulfilled and delivered on a timely and professional basis. ICP will bear all responsibility for compliance with federal, state and local laws in the event that Products are out of stock or are no longer available at the time an order is received. ICP will also comply with the requirements of any federal, state or local consumer protection or disclosure law. Payment for Products will be collected by ICP directly from customers. ICP's order fulfillment operation will be subject to AOL's reasonable review.

MERCHANT CERTIFICATION PROGRAM. ICP will participate in any generally applicable "Certified Merchant" program operated by AOL or its authorized agents or contractors. Such program may require merchant participants on an ongoing basis to meet certain reasonable, generally applicable standards relating to provision of electronic commerce through the AOL Network (including, as a minimum, use of 40-bit SSL encryption and if requested by AOL, 128-bit encryption) and may also require the payment of certain reasonable certification fees to the applicable entity operating the program. Each Certified Merchant in good standing will be entitled to place on its affiliated Interactive Site an AOL designed and approved button promoting the merchant's status as an AOL Certified Merchant.




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II.   TRADEMARKS

TRADEMARK LICENSE. In designing and implementing any marketing, advertising, or other promotional materials (expressly excluding Press Releases) related to this Agreement and/or referencing the other Party and/or its trade names, trademarks and service marks (the "Promotional Materials") and subject to the other provisions contained herein, ICP shall be entitled to use the following trade names, trademarks and service marks of AOL: the "America Online(R)" brand service, "AOL(TM)" service/software and AOL's triangle logo and, in connection therewith, ICP shall comply with the AOL styleguide available at keyword: "style guide"; and AOL and its Affiliates shall be entitled to use the trade names, trademarks and service marks of ICP (collectively, together with the AOL marks listed above, the "Marks"), provided that each Party: (i) does not create a unitary composite mark involving a Mark of the other Party without the prior written approval of such other Party and (ii) displays symbols and notices clearly and sufficiently indicating the trademark status and ownership of the other Party's Marks in accordance with applicable trademark law and practice. This Section shall survive the completion, expiration, termination or cancellation of this Agreement with respect to Promotional Materials created or generated during the Term.

RIGHTS. Each Party acknowledges that its utilization of the other Party's Marks will not create in it, nor will it represent it has, any right, title or interest in or to such Marks other than the licenses expressly granted herein. Each Party agrees not to do anything contesting or impairing the trademark rights of the other Party.

QUALITY STANDARDS. Each Party agrees that the nature and quality of its products and services supplied in connection with the other Party's Marks shall conform to quality standards communicated in writing by the other Party for use of its trademarks. Each Party agrees to supply the other Party, upon request, with a reasonable number of samples of any Promotional Materials publicly disseminated by such Party which utilize the other Party's Marks. Each Party shall comply with all applicable laws, regulations and customs and obtain any required government approvals pertaining to use of the other Party's Marks.

PROMOTIONAL MATERIALS. Each Party will submit to the other Party, for its prior written approval, which shall not be unreasonably withheld or delayed, any Promotional Materials; provided, however, that after initial public announcement of the business relationship between the Parties in accordance with the approval and other requirements contained herein, either Party's subsequent factual reference in Promotional Materials to the existence of a business relationship between AOL and ICP, including, without limitation, the availability of the Licensed Content through the AOL Network, or use of screen shots relating to the distribution under this Agreement (so long as the AOL Network is clearly identified as the source of such screen shots) for promotional purposes shall not require the approval of the other Party. Once approved, the Promotional Materials may be used by a Party and its affiliates for the purpose of promoting the distribution of the Licensed Content through the AOL Network and reused for such purpose until such approval is withdrawn with reasonable prior notice. In the event such approval is withdrawn, existing inventories of Promotional Materials may be depleted.

INFRINGEMENT PROCEEDINGS. Each Party agrees to promptly notify the other Party of any unauthorized use of the other Party's Marks of which it has actual knowledge. Each Party shall have the sole right and discretion to bring proceedings alleging infringement of its Marks or unfair competition related thereto; provided, however, that each Party agrees to provide the other Party, at such other Party's expense, with its reasonable cooperation and assistance with respect to any such infringement proceedings.

SEARCH TERMS. To the extent this Agreement sets forth any mechanism by which the ICP Internet Site or ICP Programming will be promoted in connection with specified search terms within any AOL product or service, ICP hereby represents and warrants that ICP has all consents, authorizations, approvals, licenses, permits or other rights necessary for ICP to use such specified search terms. Notwithstanding the foregoing, AOL shall have the right to suspend the use of any search term if AOL has reason to believe continued use may subject AOL to liability or other adverse consequences.

III.  REPRESENTATIONS AND WARRANTIES

Each Party represents and warrants to the other Party that: (i) such Party has the full corporate right, power and authority to enter into this Agreement, to grant the licenses granted hereunder and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such Party, and the performance by such Party of its obligations and duties hereunder, do not and will not violate any agreement to which such Party is a party or by which it is otherwise bound; (iii) when executed and delivered by such Party, this Agreement



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

will constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms; (iv) such Party's Promotional Materials will neither infringe on any copyright, U.S. patent or any other third party right nor violate any applicable law or regulation and (v) such Party acknowledges that the other Party makes no representations, warranties or agreements related to the subject matter hereof which are not expressly provided for in this Agreement.

IV.  CONFIDENTIALITY

Each Party acknowledges that Confidential Information may be disclosed to the other Party during the course of this Agreement. Each Party agrees that it will take reasonable steps, at least substantially equivalent to the steps it takes to protect its own proprietary information, during the term of this Agreement, and for a period of three years following expiration or termination of this Agreement, to prevent the disclosure of Confidential Information of the other Party, other than to its employees, or to its other agents who must have access to such Confidential Information for such Party to perform its obligations hereunder, who will each agree to comply with this section. Notwithstanding the foregoing, either Party may issue a press release or other disclosure containing Confidential Information without the consent of the other Party, to the extent such disclosure is required by law, rule, regulation or government or court order. In such event, the disclosing Party will provide at least five (5) business days prior written notice of such proposed disclosure to the other Party. Further, in the event such disclosure is required of either Party under the laws, rules or regulations of the Securities and Exchange Commission or any other applicable governing body, such Party will (i) redact mutually agreed-upon portions of this Agreement to the fullest extent permitted under applicable laws, rules and regulations and (ii) submit a request to such governing body that such portions and other provisions of this Agreement receive confidential treatment under the laws, rules and regulations of the Securities and Exchange Commission or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

V.  TREATMENT OF CLAIMS

Liability. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM BREACH OF THIS AGREEMENT, THE USE OF OR INABILITY TO USE THE AOL NETWORK OR ANY OTHER PROVISION OF THIS AGREEMENT, SUCH AS, BUT NOT LIMITED TO, LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS (COLLECTIVELY, "DISCLAIMED DAMAGES"); PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE TO THE OTHER PARTY TO THE EXTENT ANY DISCLAIMED DAMAGES ARE CLAIMED BY A THIRD PARTY AND ARE SUBJECT TO INDEMNIFICATION BELOW. EXCEPT AS PROVIDED BELOW IN THE "INDEMNITY" SECTION, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR MORE THAN $[***]; PROVIDED THAT EACH PARTY SHALL REMAIN LIABLE FOR THE AGGREGATE AMOUNT OF ANY PAYMENT OBLIGATIONS OWED TO THE OTHER PARTY UNDER THE PROVISIONS OF THIS AGREEMENT.

No Additional Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE AOL NETWORK, OR ANY AOL PUBLISHING TOOLS, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, AOL SPECIFICALLY DISCLAIMS ANY WARRANTY REGARDING THE PROFITABILITY OF AOL NETWORK OR THE ICP INTERNET SITE.

INDEMNITY. Each Party will defend, indemnify, save and hold harmless the other Party and the officers, directors, agents, affiliates, distributors, franchisees and employees of the other Party from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorneys' fees ("Liabilities"), resulting from the indemnifying Party's material breach of any duty, representation, or warranty of this Agreement. In addition, ICP will defend, indemnify, save and hold harmless AOL and AOL's officers, directors, agents, affiliates, distributors, franchisees and employees from any and all Liabilities arising out of or in any way related to the Licensed Content.



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

If a Party entitled to indemnification hereunder (the "Indemnified Party") becomes aware of any matter it believes is indemnifiable hereunder involving any claim, action, suit, investigation, arbitration or other proceeding against the Indemnified Party by any third party (each an "Action"), the Indemnified Party shall give the other Party (the "Indemnifying Party") prompt written notice of such Action. Such notice shall (i) provide the basis on which indemnification is being asserted and (ii) be accompanied by copies of all relevant pleadings, demands, and other papers related to the Action and in the possession of the Indemnified Party. The Indemnifying Party shall have a period of ten (10) days after delivery of such notice to respond. If the Indemnifying Party elects to defend the Action or does not respond within the requisite ten (10) day period, the Indemnifying Party shall be obligated to defend the Action, at its own expense, and by counsel reasonably satisfactory to the Indemnified Party. The Indemnified Party shall cooperate, at the expense of the Indemnifying Party, with the Indemnifying Party and its counsel in the defense and the Indemnified Party shall have the right to participate fully, at its own expense, in the defense of such Action. If the Indemnifying Party responds within the required ten (10) day period and elects not to defend such Action, the Indemnified Party shall be free, without prejudice to any of the Indemnified Party's rights hereunder, to compromise or defend (and control the defense of) such Action. In such case, the Indemnifying Party shall cooperate, at its own expense, with the Indemnified Party and its counsel in the defense against such Action and the Indemnifying Party shall have the right to participate fully, at its own expense, in the defense of such Action and the Indemnifying Party shall pay all the legal fees of the Indemnified Party. Any compromise or settlement of an Action shall require the prior written consent of both Parties hereunder, such consent not to be unreasonably withheld or delayed.

Acknowledgment. AOL AND ICP EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS AGREEMENT WERE NEGOTIATED TO REFLECT AN INFORMED, VOLUNTARY ALLOCATION BETWEEN THEM OF ALL RISKS (BOTH KNOWN AND UNKNOWN) ASSOCIATED WITH THE TRANSACTIONS CONTEMPLATED HEREUNDER. THE LIMITATIONS AND DISCLAIMERS RELATED TO WARRANTIES AND LIABILITY CONTAINED IN THIS AGREEMENT ARE INTENDED TO LIMIT THE CIRCUMSTANCES AND EXTENT OF LIABILITY. THE PROVISIONS OF THIS SECTION VI SHALL BE ENFORCEABLE INDEPENDENT OF AND SEVERABLE FROM ANY OTHER ENFORCEABLE OR UNENFORCEABLE PROVISION OF THIS AGREEMENT.

VI.  ARBITRATION

(a) The Parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, claim, controversy or disagreement (each a "Dispute") between the Parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby. If the Parties cannot resolve the Dispute, the Dispute shall be submitted to the Management Committee for resolution. For ten (10) days after the Dispute was submitted to the Management Committee, the Management Committee shall have the exclusive right to resolve such Dispute; provided further that the Management Committee shall have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms. If the Management Committee is unable to amicably resolve the Dispute during the ten (10) day period, then the Management Committee will consider in good faith the possibility of retaining a third party mediator to facilitate resolution of the Dispute. In the event the Management Committee elects not to retain a mediator, the Dispute will be subject to the resolution mechanisms described below. "Management Committee" shall mean a committee made up of a senior executive from each of the Parties for the purpose of resolving Disputes under this Section and generally overseeing the relationship between the Parties contemplated by this Agreement. Neither Party shall seek, nor shall be entitled to seek, binding outside resolution of the Dispute unless and until the Parties have been unable to amicably resolve the dispute as set forth in this paragraph
(a) and then, only in compliance with the procedures set forth in this Section.

(b) Except for Disputes relating to issues of (i) intellectual property and confidentiality, and (ii) any provision of this Agreement which expressly or implicitly provides for the Parties to reach mutual agreement as to certain terms (which shall be resolved by the Parties solely and exclusively through amicable resolution as set forth in paragraph (a), any Dispute not resolved by amicable resolution as set forth in paragraph (a) shall be governed exclusively and finally by arbitration; provided, however, that the Parties shall not be prevented from seeking injunctive relief and such other equitable relief as may be permitted under applicable law from a court of competent jurisdiction. Such arbitration shall be




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

conducted by the American Arbitration Association ("AAA") in Washington, D.C. and shall be initiated and conducted in accordance with the Commercial Arbitration Rules ("Commercial Rules") of the AAA, including the AAA Supplementary Procedures for Large Complex Commercial Disputes ("Complex Procedures"), as such rules shall be in effect on the date of delivery of a demand for arbitration ("Demand"), except to the extent that such rules are inconsistent with the provisions set forth herein. Notwithstanding the foregoing, the Parties may agree in good faith that the Complex Procedures shall not apply in order to promote the efficient arbitration of Disputes where the nature of the Dispute, including without limitation the amount in controversy, does not justify the application of such procedures.

(c) The arbitration panel shall consist of three arbitrators. Each Party shall name an arbitrator within ten (10) days after the delivery of the Demand. The two arbitrators named by the Parties may have prior relationships with the naming Party, which in a judicial setting would be considered a conflict of interest. The third arbitrator, selected by the first two, shall be a neutral participant, with no prior working relationship with either Party. If the two arbitrators are unable to select a third arbitrator within ten (10) days, a third neutral arbitrator will be appointed by the AAA from the panel of commercial arbitrators of any of the AAA Large and Complex Resolution Programs. If a vacancy in the arbitration panel occurs after the hearings have commenced, the remaining arbitrator or arbitrators may not continue with the hearing and determination of the controversy, unless the Parties agree otherwise.

(d) The Federal Arbitration Act, 9 U.S.C. Secs. 1-16, and not state law, shall govern the arbitrability of all Disputes. The arbitrators shall allow such discovery as is appropriate to the purposes of arbitration in accomplishing a fair, speedy and cost-effective resolution of the Disputes. The arbitrators shall reference the Federal Rules of Civil Procedure then in effect in setting the scope and timing of discovery. The Federal Rules of Evidence shall apply in toto. The arbitrators may enter a default decision against any Party who fails to participate in the arbitration proceedings.

(e) The arbitrators shall have the authority to award compensatory damages as well as declaratory relief. Any damages award by the arbitrators shall be accompanied by a written opinion setting forth the findings of fact and conclusions of law relied upon in reaching the decision. The award rendered by the arbitrators shall be final, binding and non-appealable, and judgment upon such award may be entered by any court of competent jurisdiction. The Parties agree that the existence, conduct and content of any arbitration shall be kept confidential and no Party shall disclose to any person any information about such arbitration, except as may be required by law or by any governmental authority or for financial reporting purposes in each Party's financial statements.

(f) Each Party shall pay the fees of its own attorneys, expenses of witnesses and all other expenses and costs in connection with the presentation of such Party's case (collectively, "Attorneys' Fees"). The remaining costs of the arbitration, including without limitation, fees of the arbitrators, costs of records or transcripts and administrative fees (collectively, "Arbitration Costs") shall be born equally by the parties. Notwithstanding the foregoing, the arbitrators may modify the allocation of Arbitration Costs and award Attorneys' Fees in those cases where fairness dictates a different allocation of Arbitration Costs between the Parties and an award of Attorneys' Fees to the prevailing Party as determined by the arbitrators.

(g) Any Dispute that is not subject to final resolution by the Management Committee or to arbitration under this Section or law (collectively, "Non-Arbitration Claims") shall be brought in a court of competent jurisdiction in the State of New York. Each Party irrevocably consents to the exclusive jurisdiction of the courts of the State of New York and the federal courts situated in the State of New York, over any and all Non-Arbitration Claims and any and all actions to enforce such claims or to recover damages or other relief in connection with such claims or to enforce a judgment rendered in an arbitration proceeding.

VII.  MISCELLANEOUS

AUDITING RIGHTS. Each Party shall maintain complete, clear and accurate records of all expenses, revenues, fees, transactions and related documentation (including agreements) in connection with the performance of this Agreement ("Records"). All such Records shall be maintained for a minimum of five (5) years following termination of this Agreement. For the sole purpose of ensuring compliance with this Agreement, each party shall have the right, at its expense, to direct an independent certified public accounting firm subject to strict confidentiality restrictions to conduct a reasonable and necessary copying and inspection of portions of the Records of the other party that are directly related to amounts payable to such party pursuant to this Agreement. Any such audit may be conducted after




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twenty (20) business days prior written notice, subject to the following. Such audits shall not be made more frequently than once every twelve months. No such audit of AOL shall occur during the period beginning on June 1 and ending October 1. In lieu of providing access to its Records as described above, either party shall be entitled to provide the other party with a report from an independent certified public accounting firm confirming the information to be derived from such Records.

INDEPENDENT CONTRACTORS. The Parties to this Agreement are independent contractors. Neither Party is an agent, representative or partner of the other Party. Neither Party shall have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement shall not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

NOTICE. Any notice, approval, request, authorization, direction or other communication under this Agreement will be given in writing and will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by electronic mail on the AOL Network (to screenname "AOLNotice" in the case of AOL) or by confirmed facsimile; (ii) on the delivery date if delivered personally to the Party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will be provided to both the Senior Vice President for Business Affairs (fax no. 703-265-1206) and the Deputy General Counsel (fax no. 703-265-1105), each at the address of AOL set forth in the first paragraph of this Agreement. In the case of ICP, except as otherwise specified herein, the notice address shall be the address for ICP set forth in the first paragraph of this Agreement, with the other relevant notice information, including the recipient for notice and, as applicable, such recipient's fax number or AOL e-mail address, to be as reasonably identified by AOL.

NO WAIVER. The failure of either Party to insist upon or enforce strict performance by the other Party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such Party's right to assert or rely upon any such provision or right in that or any other instance; rather, the same shall be and remain in full force and effect.

RETURN OF INFORMATION. Upon the expiration or termination of this Agreement, each Party shall, upon the written request of the other Party, return or destroy (at the option of the Party receiving the request) all confidential information, documents, manuals and other materials specified by the other Party.

SURVIVAL. Section 7 of this Agreement and Sections IV, V, VI, and VII of this Exhibit C, shall survive the completion, expiration, termination or cancellation of this Agreement. In addition, all payment terms of this Agreement and any provision which expressly survives or, by its nature, must survive the completion, expiration, termination or cancellation of this Agreement, shall survive the completion, expiration, termination or cancellation of this Agreement.

ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and supersedes any and all prior agreements of the Parties with respect to the transactions set forth herein. Neither Party shall be bound by, and each Party specifically objects to, any term, condition or other provision which is different from or in addition to the provisions of this Agreement (whether or not it would materially alter this Agreement) and which is proffered by the other Party in any correspondence or other document, unless the Party to be bound thereby specifically agrees to such provision in writing.

AMENDMENT. No change, amendment or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by the Party subject to enforcement of such amendment.

FURTHER ASSURANCES. Each Party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by the other Party for the implementation or continuing performance of this Agreement.

ASSIGNMENT. Neither Party shall assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the other party; provided, however, that either Party may, without the consent of the other Party, assign this Agreement to a party that controls, is controlled by or is under common control with such Party or in connection with a merger, consolidation or acquisition of all or substantially all of such Party's assets; provided, further, that no such assignment shall be deemed to release the assigning Party from its obligations or liability hereunder. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective successors and assigns.

SUBCONTRACTORS. To the extent ICP utilizes consultants or subcontractors to perform a material portion of its obligations under this Agreement, such consultants and/or subcontractors shall be subject to AOL's prior written approval and ICP shall provide AOL with direct contact information for the employees of such consultants and/or subcontractors who are responsible for performing such obligations, which employees shall be available during business hours for consultation with AOL. AOL hereby approves Sabre.

CONSTRUCTION; SEVERABILITY. In the event that any provision of this Agreement conflicts with the law under which this Agreement is to be construed or if any such provision is held invalid by a court with jurisdiction over the Parties to this Agreement, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the Parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

REMEDIES. Except where otherwise specified and notwithstanding the limitation on damages described below, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity, including the right to specific performance.

APPLICABLE LAW; JURISDICTION. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York except for its conflicts of laws principles.

EXPORT CONTROLS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data and shall not export or re-export any technical data, any products received from the other Party or the direct product of such technical data to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

HEADINGS. The captions and headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document.

                                    EXHIBIT D

                                   PROMOTIONS

Pursuant to the Interactive Services and Exclusive Channel Agreement between Travelocity Holdings, Inc. ("ICP") and America Online, Inc. ("AOL"), dated as of _________________, 1999 (the "Agreement"), the following report is delivered to AOL for the period beginning _____________ and ending __________ (the "Period"):

PROMOTIONAL COMMITMENTS

ICP has completed the following promotions during the Period:

        TYPE OF PROMOTION       DATE(S) OF          DURATION/CIRCULATION OF        RELEVANT CONTRACT
                                PROMOTION           PROMOTION                      SECTION
------------------------------------------------------------------------------------------------------------
1.
------------------------------------------------------------------------------------------------------------
2.
------------------------------------------------------------------------------------------------------------
3.

                                    EXHIBIT E

                              PERFORMANCE STANDARDS


1. General. The Res System will, in the aggregate, provide travel-related services, including, but not limited to, air, car, hotel, vacation package and cruise booking and availability functionality and travel related Content that will have performance and quality features equivalent to such functionality, offered by the leading online travel reservations providers, including, without limitation, the following standards: (i) pricing of Products made available through AOL, (ii) scope and selection of Products,
     (iii) quality of Products, (iv) customer service and fulfillment associated with the marketing and sale of Products; and (v) ease of use of the ICP Internet Site and ICP Programming.

2. ICP Internet Site Infrastructure. ICP will be responsible for all communications, hosting and connectivity costs and expenses associated with the ICP Internet Site. ICP will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the ICP Internet Site from the AOL Network. ICP will design and implement the network between the AOL Service and ICP Internet Site such that (i) no single component failure will have a materially adverse impact on AOL Members seeking to reach the ICP Internet Site from the AOL Network and (ii) no single [***] under ICP's reasonable control will run at more than [***] average utilization for a [***] in a daily period. In this regard, ICP will provide AOL, upon request, with a detailed network diagram regarding the architecture and network infrastructure supporting the ICP Internet Site. In the event that ICP elects to create a custom version of the ICP Internet Site in order to comply with the terms of this Agreement, ICP will bear responsibility for all aspects of the implementation, management and cost of such customized site.

3. Optimization; Speed. ICP will ensure that: (a) the functionality and features within the ICP Internet Site are optimized for the client software then in use by AOL Members; (b) the ICP Internet Site is designed and populated in a manner that minimizes delays when AOL Users attempt to access such site and (c) performs with respect to page size, loading speed and download time at least equal to the performance of the AOL client software then in use. At a minimum, ICP will ensure that the ICP Internet Site's data transfers initiate within fewer than [***] on average. Prior to commercial launch of any material promotions described herein, ICP will permit AOL to conduct performance and load testing of the ICP Internet Site (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

4. User Interface. ICP shall use its commercially reasonable best efforts to maintain a graphical user interface within the ICP Internet Site that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the Promotions and to conduct focus group testing to assess ICP's competitiveness in this regard.

5. Technical Problems. ICP agrees to use commercially reasonable efforts to address material technical problems (over which ICP exercises control) affecting use by AOL Members of the ICP Internet Site (an "ICP Technical Problem") promptly following notice thereof. In the event that ICP is unable to promptly resolve an ICP Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to ICP hereunder until such time as ICP corrects the ICP Technical Problem at issue.

6. Monitoring. ICP will ensure that the performance and availability of the ICP Internet Site is monitored on a continuous (24 X 7) basis and shall provide AOL with a technical support plan for 24 x 7 technical support acceptable to AOL. ICP will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for ICP's principal business and technical representatives, for use in cases when issues or problems arise with respect to the ICP Internet Site.

7. Security. ICP will utilize Internet standard encryption technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private member information (e.g. credit card numbers, banking/financial information, and member address information) to and from the ICP Internet Site. ICP will facilitate periodic reviews of the ICP Internet Site by AOL in order to evaluate the security risks of such site. ICP will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8. Telecommunications. Where applicable ICP will utilize encryption methodology to secure data communications between the Parties' data center. The network between the Parties will be configured such that no single component failure will control runs at more than [***] average utilization for a [***] minute peak in a daily period.

9.   Technical Performance.

     i. ICP will design the ICP Internet Site to support the AOL-Client embedded versions of the Microsoft Internet Explorer 3.XX and 4.XX browsers (Windows and Macintosh), the Netscape Browser 4.XX and make commercially reasonable efforts to support all other AOL browsers listed at:
     "http://webmaster.info.aol.com."

     ii. To the extent ICP creates customized pages on the ICP Internet Site for AOL Users, ICP develop and employ a methodology to detect AOL Members (e.g., examine the HTTP User-Agent field in order to identify the "AOL User-Agents" listed at: http://webmaster.info.aol.com and referenced under the heading "Browser Detection."

     iii. ICP will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.

     iv. ICP will design its site to support HTTP 1.0 or later protocol as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL: http://webmaster.info.aol.com. ICP is responsible for the manipulation of these parameters in web based objects so as allow them to be cached or not cached as outlined in RFC 1945.

     v. Prior to releasing material, new functionality or features through the ICP Internet Site ("New Functionality"), ICP will use commercially reasonable efforts to either (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the ICP Internet Site be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.

10. AOL Internet Services Partner Support. AOL will provide ICP with access to the standard online resources, standards and guidelines documentation, technical phone support, monitoring and after-hours assistance that AOL makes generally available to similarly situated web-based partners. AOL support will not, in any case, be involved with content creation on behalf of ICP or support for any technologies, databases, software or other applications which are not supported by AOL or are related to any ICP area other than the ICP Internet Site. Support to be provided by AOL is contingent on ICP providing to AOL demo account information (where applicable), a detailed description of the ICP Internet Site's software, hardware and network architecture and access to the ICP Internet Site for purposes of such performance and the coordination load testing as AOL elects to conduct.

11. ICP Programming. The terms and conditions of this Exhibit applicable to the ICP Internet Site shall apply equally to any ICP Programming that is (a) programmed in HTML or (b) web-based.

12. Additional Standards. ICP shall diligently monitor the ICP Internet Site and ICP Programming, including the Res System for fraud and abuse and shall provide adequate staffing for maintenance of both the ICP Internet Site and ICP Programming. In the event that fraudulent activity associated with use of the ICP Internet Site and/or ICP Programming exceeds two times AOL's average occurrence of fraud for a similar time frame across its credit card transaction activities through the AOL Service (as measured by AOL) (the "Average Fraud Level"), then the Parties shall make such modifications to any and all applicable operations, systems, information flows related to fraud prevention and billing as are necessary to reduce such fraudulent activity to no greater than two times the Average Fraud Level. ICP shall also work with AOL in developing policies (not otherwise addressed herein) that are designed to combat any repeated customer service complaints and to prevent deceptive selling practices.

                                    EXHIBIT F

                                  ICP SERVICES

1.   INTRODUCTION

     This Exhibit F describes certain services, functions and responsibilities of ICP (the "Services"). ICP shall be fully responsible for all services (including, without limitation, for equipment and software) from the connection to the Airline Systems to the Core Systems to the RMG Focal Point (such area shall be known as the "ICP Responsibility Area"). Included in such responsibilities, ICP shall operate and maintain the Core Systems and part of the RMG up to the RMG Focal Point, and arrange for the connection of the Core Systems to the Airline Systems, and then manage and operate the equipment, software and any other resources within the ICP Responsibility Area. ICP shall also be fully responsible for providing support and back-end services in connection with travel reservations support and ticket processing, including, without limitation, call center operation and management services and fulfillment services and other general support functions.

     ICP anticipates that the provision of Services will improve over the Term based on ICP's knowledge of and access to state-of-the-art resources and technology, implementation of improved methods and procedures for providing the Services, and efficiencies arising from ICP's provision of the Services.


2.   MANAGEMENT AND OPERATION SERVICES

     2.1 Management and Operation of the Equipment. ICP will assume full management and operational responsibility for the equipment within the ICP Responsibility Area. Such responsibilities include, at a minimum, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all equipment in order to provide the Services.

          o ICP shall assume full management and operational responsibility for host processor(s) functions and services within the ICP Responsibility Area. ICP's responsibilities during the term of the Agreement will include, at a minimum: console monitoring and operations; tape and storage management; and all technical system support operations. ICP will maintain proper and adequate facilities, equipment and supplies, and a properly trained and adequately staffed operations center, including necessary management and support staff. The hours of operation of the operations center will be 24 hours per day, 7 days per week.

          o ICP will assume full management and operational responsibility for network functions and services within the ICP Responsibility Area. ICP's responsibilities will include, at a minimum, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all equipment, software, lines and cabling, as required to perform the network services as the network may change during the Term. ICP shall implement measures necessary to ensure confidentiality and protect against unauthorized access and fraudulent use.

     2.2 Software Management and Maintenance. ICP will assume full management and operational responsibility for the software within the ICP Responsibility Area, i.e., the "Back-End Systems". Such responsibilities include, at a minimum, acquiring, installing, upgrading, managing, maintaining, repairing and replacing all software in order to provide the Services. Software management and maintenance will include, at a minimum, the following:

          o Corrective maintenance, including correction of systems defects in accordance with applicable specifications;

          o Preventative maintenance, including prevention of systems problems by, where appropriate, improving systems documentation, source code restructuring to the extent the code is accessible, database/index reorganization, system re-engineering, tool construction and re-writing un-maintainable modules.

          o Upgrading the Back-End Systems: (i) so that the Back-End Systems are always kept current and competitive (including cost-competitive) with the major airline reservations systems in the industry, (ii) pursuant to ICP's normal maintenance practices, (ii) in a manner that ensures continued eligibility for support and maintenance by any third-party for such Software, and (iii) so as to maintain connectivity with the Airline Systems.

          o Tuning of systems to improve operational performance and minimize resource usage to the extent practicable;

          o Development and maintenance of current documentation for the Back-End Systems, including changes to reflect any modifications to the Back-End Systems; and

          o    Implementation of any regulatory requirements.

     2.3 Other Management and Operational Responsibilities. ICP shall be responsible for other management and operation services related to the ICP Responsibility Area, including, without limitation, the following:

          o Disaster Recovery. ICP will assume management and operational responsibility, as applicable, for the provision of disaster recovery services in a manner at least consistent with industry standards. Such services include the management and interface with third party disaster recovery service providers, and the development, management and, as applicable, operation of a disaster recovery plan.

          o Security Management. ICP will manage and monitor access to computer system resources, including system level accounts, groups, users and passwords and will maintain the security software. AOL shall have the right to perform a and end-to-end security audit of the ICP Responsibility Area at AOL's sole option and expense.

3.   SUPPORT AND BACK-END SERVICES

     3.1 Call Center Services. ICP shall be responsible for the management of a call center to answer inquiries from users of the Res System related to information and reservations on all airlines that are generally available on major airline reservations systems (the "Call Center"). ICP shall manage and operate the Call Center, providing the resources necessary to respond promptly to inquiries and customer support related to information and reservations on all airlines that are generally available on major airline reservations systems. All communications (including oral communications) with AOL Users through the Call Center shall be co-branded with AOL in a manner approved by AOL in advance. Without limiting the generality of the foregoing, ICP's services shall include, without limitation:

          o Supporting both toll free (800) voice service and online, real-time assistance to users through instant messages and/or (as commercially reasonable and necessary) chat/conference room(s).

          o Providing hours of operation that will mirror periods of highest user activity over all time zones, which, unless mutually agreed, at a minimum will be between 6:00 am to 10:00 p.m. Pacific Time.

          o Staffing the Call Center as necessary to meet or exceed customer demand for customer support.

          o Acknowledging customer complaints within 24 hours of receipt of complaint and promptly resolving the same, but no later than within five (5) business days after receipt. ICP shall log all such complaints and will note the date/time of the complaint, escalation (if any) and resolution. ICP shall maintain files on all complaints and resolutions.

          o Responding to AOL requests for information on Call Center operations. ICP understands that from time to time AOL shall make surprise test calls to the Call Center in order to determine provision of Call Center services. In the event that AOL discovers a problem with the services, AOL shall notify ICP, and the Parties shall meet to discuss the problem. ICP shall take the steps necessary to correct any problems.

     3.2 Fulfillment Services. ICP shall be responsible for the management of fulfillment services in which ICP shall receive ticket reservation orders made by customers through the Res System and then print out the tickets and distribute (i.e., mail) them to customers ("Fulfillment"). ICP shall manage and operate the Fulfillment services, providing the resources necessary to receive ticket reservation orders made by customers through the Res System and then printing out the tickets and distributing them to customers. All communications (including oral communications) with AOL Users in connection with Fulfillment shall be co-branded with AOL in a manner approved by AOL in advance. Without limiting the generality of the foregoing, ICP's services shall include:

          o Using commercially reasonable best efforts to ensure that all travel documentation is delivered to customers on a timely basis. ICP shall document all missed deliveries and will keep such documentation on file for AOL review.

Acknowledging customer complaints within 24 hours of receipt of complaint consistent with ICP's standard customer service practices. ICP shall log all such complaints and will note the date/time of the complaint, escalation (if any) and resolution. ICP shall maintain files on all complaints and resolutions.

                                    EXHIBIT G

                               KEYWORD GUIDELINES


PRINT/GRAPHIC

o Preferred listing: (AOL Logo appears) America Online Keyword: Travel America Online Keyword: Travel

o    If necessary, due to space constraints, listing may appear as follows:

AOL KEYWORD: TRAVEL

o    Every effort should be made to have 'America Online' spelled out

o    Capitalization - listing should appear in initial caps only

          Note: When America Online is abbreviated to AOL - AOL must appear in all caps. K of Keyword must always be capitalized

o    Font, Font style and Size must all be consistent

o Listing size must be of equal prominence to that of any/all other URLs featured

BROADCAST/RADIO

o America Online Keyword must announced entirely (even if an accompanying graphic is set with AOL versus America Online)

     Example voiceover would read:

         "For more information, please visit America Online Keyword: Travel"

                                  [SCHEDULE 1]


--------------------------------------------------------------------------------------------------------------------------
                                                                 CONTRACT START
PARTNER                                RELATIONSHIP                   DATE        CONTRACT END            BRANDS
--------------------------------------------------------------------------------------------------------------------------
BMD TRAVEL SERVICES, INC.              ADVERTISER                    7/22/99        4/21/00                AOL
--------------------------------------------------------------------------------------------------------------------------
CENDANT CORPORATION                    ADVERTISER                    1/7/99         9/30/00           AOL, NETSCAPE
--------------------------------------------------------------------------------------------------------------------------
CHEAP TICKETS                          ADVERTISER                    9/11/99        12/31/99             AOL.COM
--------------------------------------------------------------------------------------------------------------------------
HOTEL RESERVATIONS NETWORK             ADVERTISER                    4/22/99         6/9/00            AOL, AOL.COM
--------------------------------------------------------------------------------------------------------------------------
HOTELSAVERS WORLDWIDE                  ADVERTISER                    11/5/98        1/10/00                AOL
--------------------------------------------------------------------------------------------------------------------------
LAS VEGAS RESERVATIONS SYSTEMS, INC.   ADVERTISER                    7/20/98        9/30/99                AOL
--------------------------------------------------------------------------------------------------------------------------
TRAVELSCAPE                            ADVERTISER                    7/20/98        9/30/99                AOL
--------------------------------------------------------------------------------------------------------------------------
ONSALE, INC.                           ADVERTISER                    9/12/98        7/21/00        SHOPPING, AOL, AOL.COM,
                                                                                                     NETSCAPE, COMPUSERVE
--------------------------------------------------------------------------------------------------------------------------
THE TRAVEL COMPANY                     ADVERTISER                    1/1/99         3/31/00                AOL
--------------------------------------------------------------------------------------------------------------------------
MANN COMPANY                           ADVERTISER                    9/15/99        11/15/99            COMPUSERVE
--------------------------------------------------------------------------------------------------------------------------
TRIP.COM                               ADVERTISER                      --              --                  DCI
--------------------------------------------------------------------------------------------------------------------------
CENDANT CORPORATION                    CONTENT PARTNER               7/1/97         9/30/01            AOL, AOL.COM
                                       (TRAVELERS ADVANTAGE)
--------------------------------------------------------------------------------------------------------------------------
TRIP.COM                               CONTENT PARTNER (TOOLS)       2/1/99         1/31/00            AOL, AOL.COM
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                   CONTRACT          CONTRACT
UPCOMING PARTNERS      RELATIONSHIP               START DATE           END                        BRANDS
--------------------------------------------------------------------------------------------------------------------------------
WORLDRES               ADVERTISER                     --                --          AOL, AOL.COM, NETSCAPE, COMPUSERVE
--------------------------------------------------------------------------------------------------------------------------------
TRAVELSCAPE            ADVERTISER                     --                --                     AOL, AOL.COM
--------------------------------------------------------------------------------------------------------------------------------

                                   SCHEDULE 9


None